EXHIBIT 4.1







                      RESIDENTIAL ASSET SECURITIES CORPORATION,

                                      Company,

                            [NAME OF [MASTER] SERVICER],

                                 [Master] Servicer,

                                         and

                                 [NAME OF TRUSTEE],

                                       Trustee



                           POOLING AND SERVICING AGREEMENT

                            Dated as of [_____ __, 199_]



               [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates

                                  Series [199_-___]











                   TABLE OF CONTENTS

                                                  Page

                       ARTICLE I

                      DEFINITIONS . . . . . . . . .  2

Section 1.01.  Definitions. . . . . . . . . . . . .  2
        Accretion Termination
                 Date . . . . . . . . . . . . . . .  2
        Accrued Certificate
                 Interest . . . . . . . . . . . . .  2
        Adjusted Mortgage Rate. . . . . . . . . . .  3
        Advance . . . . . . . . . . . . . . . . . .  3
        Affiliate . . . . . . . . . . . . . . . . .  3
        Agreement . . . . . . . . . . . . . . . . .  3
        Amount Held for Future
                 Distribution . . . . . . . . . . .  3
        Appraised Value . . . . . . . . . . . . . .  4
        Assignment. . . . . . . . . . . . . . . . .  4
        Assignment Agreement. . . . . . . . . . . .  4
        Available Distribution
                 Amount . . . . . . . . . . . . . .  4
        Bankruptcy Amount . . . . . . . . . . . . .  4
        Bankruptcy Code . . . . . . . . . . . . . .  5
        Bankruptcy Loss . . . . . . . . . . . . . .  5
        Business Day. . . . . . . . . . . . . . . .  5
        Buydown Funds . . . . . . . . . . . . . . .  6
        Buydown Mortgage Loan . . . . . . . . . . .  6
        Cash Liquidation. . . . . . . . . . . . . .  6
        Certificate . . . . . . . . . . . . . . . .  6
        Certificate Account . . . . . . . . . . . .  6
        Certificate Account
                 Deposit Date . . . . . . . . . . .  6
        Certificateholder or
                 Holder . . . . . . . . . . . . . .  6
        Certificate Principal
                 Balance. . . . . . . . . . . . . .  6
        Certificate Register and
                 Certificate
                 Registrar. . . . . . . . . . . . .  7
        Class . . . . . . . . . . . . . . . . . . .  7
        Class A Certificate . . . . . . . . . . . .  7
        Class A-4 Principal
                 Distribution
                 Amount . . . . . . . . . . . . . .  7
        Class B Certificate . . . . . . . . . . . .  8
        Class B Percentage. . . . . . . . . . . . .  8
        Class B Prepayment
                 Distribution
                 Trigger. . . . . . . . . . . . . .  8
        Class M Certificate . . . . . . . . . . . .  8
        Class M Percentage. . . . . . . . . . . . .  8
        Class M Prepayment
                 Distribution
                 Trigger. . . . . . . . . . . . . .  8
        Class R Certificate . . . . . . . . . . . .  8
        Closing Date. . . . . . . . . . . . . . . .  8
        Code. . . . . . . . . . . . . . . . . . . .  8
        Compensating Interest . . . . . . . . . . .  9
        Corporate Trust Office. . . . . . . . . . .  9
        Credit Support Depletion
                 Date . . . . . . . . . . . . . . .  9
        Curtailment . . . . . . . . . . . . . . . .  9
        Custodial Account . . . . . . . . . . . . .  9
        Custodial Agreement . . . . . . . . . . . .  9
        Custodian . . . . . . . . . . . . . . . . .  9
        Cut-off Date. . . . . . . . . . . . . . . .  9
        Cut-off Date Principal
                 Balance. . . . . . . . . . . . . .  9
        Debt Service Reduction. . . . . . . . . . .  9
        Deficient Valuation . . . . . . . . . . . .  9
        Deleted [Mortgage Loan]
                 [Contract] . . . . . . . . . . . . 10
        Destroyed [Mortgage Note]
                 [Contract] . . . . . . . . . . . . 10
        Determination Date. . . . . . . . . . . . . 10
        Discount Fraction . . . . . . . . . . . . . 10
        Discount [Mortgage Loan]
                 [Contract] . . . . . . . . . . . . 10
        Disqualified
                 Organization . . . . . . . . . . . 10
        Distribution Date . . . . . . . . . . . . . 10
        Due Date. . . . . . . . . . . . . . . . . . 11
        Due Period. . . . . . . . . . . . . . . . . 11
        Eligible Account. . . . . . . . . . . . . . 11
        Event of Default. . . . . . . . . . . . . . 11
        Excess Bankruptcy Loss. . . . . . . . . . . 11
        Excess Fraud Loss . . . . . . . . . . . . . 11
        Excess Special Hazard
                 Loss . . . . . . . . . . . . . . . 11
        Excess Subordinate
                 Principal Amount . . . . . . . . . 11
        Extraordinary Events. . . . . . . . . . . . 12
        Extraordinary Losses. . . . . . . . . . . . 12
        FDIC. . . . . . . . . . . . . . . . . . . . 12
        FHLMC . . . . . . . . . . . . . . . . . . . 12
        Final Distribution Date . . . . . . . . . . 13
        Fitch . . . . . . . . . . . . . . . . . . . 13
        FNMA. . . . . . . . . . . . . . . . . . . . 13
        Foreclosure Profits . . . . . . . . . . . . 13
        Fraud Loss Amount . . . . . . . . . . . . . 13
        Fraud Losses. . . . . . . . . . . . . . . . 13
        Independent . . . . . . . . . . . . . . . . 14
        Initial Certificate
                 Principal Balance. . . . . . . . . 14
        Initial Monthly Payment
                 Fund . . . . . . . . . . . . . . . 14
        Insurance Proceeds. . . . . . . . . . . . . 14
        Insurer . . . . . . . . . . . . . . . . . . 14
        Late Collections. . . . . . . . . . . . . . 14
        Liquidation Proceeds. . . . . . . . . . . . 14
        Loan-to-Value Ratio . . . . . . . . . . . . 14
        Maturity Date . . . . . . . . . . . . . . . 14
        Monthly Payment . . . . . . . . . . . . . . 15
        Moody's . . . . . . . . . . . . . . . . . . 15
        Mortgage. . . . . . . . . . . . . . . . . . 15
        [Mortgage] [Contract]
                 File . . . . . . . . . . . . . . . 15
        [Mortgage Loan]
                 [Contract]
                 Schedule . . . . . . . . . . . . . 15
        [Mortgage Loans]
                 [Contracts]. . . . . . . . . . . . 16
        Mortgage Note . . . . . . . . . . . . . . . 16
        Mortgage Rate . . . . . . . . . . . . . . . 16
        Mortgaged Property. . . . . . . . . . . . . 16
        Mortgagor . . . . . . . . . . . . . . . . . 16
        Net Mortgage Rate . . . . . . . . . . . . . 16
        Non-Discount [Mortgage
                 Loans] [Contracts] . . . . . . . . 16
        Non-Primary Residence
                 Loans. . . . . . . . . . . . . . . 16
        Non-United States Person. . . . . . . . . . 16
        Nonrecoverable Advance. . . . . . . . . . . 16
        Nonsubserviced [Mortgage
                 Loan] [Contract] . . . . . . . . . 17
        Notional Amount . . . . . . . . . . . . . . 17
        Officers' Certificate . . . . . . . . . . . 17
        Opinion of Counsel. . . . . . . . . . . . . 17
        Original Senior
                 Percentage . . . . . . . . . . . . 17
        Outstanding [Mortgage
                 Loan] [Contract] . . . . . . . . . 17
        Ownership Interest. . . . . . . . . . . . . 17
        Pass-Through Rate . . . . . . . . . . . . . 17
        Paying Agent. . . . . . . . . . . . . . . . 18
        Percentage Interest . . . . . . . . . . . . 18
        Permitted Investments . . . . . . . . . . . 18
        Permitted Transferee. . . . . . . . . . . . 19
        Person. . . . . . . . . . . . . . . . . . . 19
        Pool Stated Principal
                 Balance. . . . . . . . . . . . . . 19
        Pool Strip Rate . . . . . . . . . . . . . . 19
        Prepayment Assumption . . . . . . . . . . . 19
        Prepayment Distribution
                 Percentage . . . . . . . . . . . . 20
        Prepayment Distribution
                 Trigger. . . . . . . . . . . . . . 21
        Prepayment Interest
                 Shortfall. . . . . . . . . . . . . 21
        Prepayment Period . . . . . . . . . . . . . 21
        Primary Insurance Policy. . . . . . . . . . 21
        Principal Prepayment. . . . . . . . . . . . 21
        Principal Prepayment in
                 Full . . . . . . . . . . . . . . . 21
        Program Guide . . . . . . . . . . . . . . . 21
        Purchase Price. . . . . . . . . . . . . . . 21
        Qualified Substitute
                 [Mortgage Loan]
                 [Contract] . . . . . . . . . . . . 21
        Rating Agency . . . . . . . . . . . . . . . 22
        Realized Loss . . . . . . . . . . . . . . . 22
        Record Date . . . . . . . . . . . . . . . . 23
        Regular Certificate . . . . . . . . . . . . 23
        REMIC . . . . . . . . . . . . . . . . . . . 23
        REMIC Provisions. . . . . . . . . . . . . . 23
        REO Acquisition . . . . . . . . . . . . . . 23
        REO Disposition . . . . . . . . . . . . . . 23
        REO Imputed Interest. . . . . . . . . . . . 23
        REO Proceeds. . . . . . . . . . . . . . . . 23
        REO Property. . . . . . . . . . . . . . . . 23
        Request for Release . . . . . . . . . . . . 24
        Required Insurance
                 Policy . . . . . . . . . . . . . . 24
        Residential Funding . . . . . . . . . . . . 24
        Responsible Officer . . . . . . . . . . . . 24
        Schedule of Discount
                 Fractions. . . . . . . . . . . . . 24
        Seller. . . . . . . . . . . . . . . . . . . 24
        Seller's Agreement. . . . . . . . . . . . . 24
        Senior Accelerated
                 Distribution
                 Percentage . . . . . . . . . . . . 24
        Senior Percentage . . . . . . . . . . . . . 25
        Senior Principal
                 Distribution
                 Amount . . . . . . . . . . . . . . 25
        Servicing Accounts. . . . . . . . . . . . . 26
        Servicing Advances. . . . . . . . . . . . . 26
        Servicing Fee . . . . . . . . . . . . . . . 26
        Servicing Officer . . . . . . . . . . . . . 26
        Special Hazard Amount . . . . . . . . . . . 26
        Special Hazard Loss . . . . . . . . . . . . 27
        Special Hazard
                 Percentage . . . . . . . . . . . . 27
        Standard & Poor's . . . . . . . . . . . . . 27
        Stated Principal Balance. . . . . . . . . . 27
        Subordinate Principal
                 Distribution
                 Amount . . . . . . . . . . . . . . 27
        Subserviced [Mortgage
                 Loan] [Contract] . . . . . . . . . 28
        Subservicer . . . . . . . . . . . . . . . . 28
        Subservicer Advance . . . . . . . . . . . . 28
        Subservicing Account. . . . . . . . . . . . 28
        Subservicing Agreement. . . . . . . . . . . 28
        Subservicing Fee. . . . . . . . . . . . . . 28
        Tax Returns . . . . . . . . . . . . . . . . 29
        Title Documents . . . . . . . . . . . . . . 29
        Transfer. . . . . . . . . . . . . . . . . . 29
        Transferee. . . . . . . . . . . . . . . . . 29
        Transferor. . . . . . . . . . . . . . . . . 29
        Trust Fund. . . . . . . . . . . . . . . . . 29
        Uncertificated Accrued
                 Interest . . . . . . . . . . . . . 29
        Uncertificated Notional
                 Amount . . . . . . . . . . . . . . 30
        Uncertificated Pass-
                 Through Rate . . . . . . . . . . . 30
        Uncertificated REMIC
                 Regular Interest
                 Pool Strip Rate. . . . . . . . . . 30
        Uncertificated REMIC
                 Regular Interests. . . . . . . . . 30
        Uncertificated REMIC
                 Regular Interests
                 Distribution
                 Amounts. . . . . . . . . . . . . . 30
        Uninsured Cause . . . . . . . . . . . . . . 30
        United States Person. . . . . . . . . . . . 30
        Voting Rights . . . . . . . . . . . . . . . 30

                      ARTICLE II. . . . . . . . . . 31

            CONVEYANCE OF [MORTGAGE LOANS]
        [CONTRACTS];
           ORIGINAL ISSUANCE OF CERTIFICATES. . . . 31

Section 2.01.          Conveyance of
                       [Mortgage
                       Loans]
                       [Contracts]. . . . . . . . . 31

Section 2.02.          Acceptance by
                       Trustee. . . . . . . . . . . 34

Section 2.03.          Representations
                       , Warranties
                       and Covenants
                       of the [Master]
                       Servicer and
                       the Company. . . . . . . . . 36

Section 2.04.          Representations
                       and Warranties
                       of Sellers . . . . . . . . . 39

Section 2.05.          Execution and
                       Authentication
                       of
                       Certificates . . . . . . . . 41

                      ARTICLE III . . . . . . . . . 42

             ADMINISTRATION AND SERVICING
            OF [MORTGAGE LOANS] [CONTRACTS] . . . . 42

Section 3.01.          [Master]
                       Servicer to Act
                       as Servicer. . . . . . . . . 42

Section 3.02.          Subservicing
                       Agreements
                       Between
                       [Master]
                       Servicer and
                       Subservicers;
                       Enforcement of
                       Subservicers'
                       and Sellers'
                       Obligations. . . . . . . . . 43

Section 3.03.          Successor
                       Subservicers . . . . . . . . 44

Section 3.04.          Liability of
                       the [Master]
                       Servicer . . . . . . . . . . 44

Section 3.05.          No Contractual
                       Relationship
                       Between
                       Subservicer and
                               Trustee or
Certificateholders. . . . . . . . . . . . . . . . . 45

Section 3.06.          Assumption or
                       Termination of
                       Subservicing
                       Agreements
                               by Trustee . . . . . 45

Section 3.07.          Collection of
                       Certain
                       [Mortgage Loan]
                       [Contract]
                       Payments;
                               Deposits to
Custodial Account . . . . . . . . . . . . . . . . . 45

Section 3.08.          Subservicing
                       Accounts;
                       Servicing
                       Accounts . . . . . . . . . . 47

Section 3.09.          Access to
                       Certain
                       Documentation
                       and Information
                       Regarding the
                       [Mortgage
                       Loans]
                       [Contracts]. . . . . . . . . 49

Section 3.10.          Permitted
                       Withdrawals
                       from the
                       Custodial
                       Account. . . . . . . . . . . 49

Section 3.11.          Maintenance of
                       the Primary
                       Insurance
                       Policies;
                               Collections
Thereunder. . . . . . . . . . . . . . . . . . . . . 51

Section 3.12.          Maintenance of
                       Fire Insurance
                       and Omissions
                       and
                               Fidelity
Coverage. . . . . . . . . . . . . . . . . . . . . . 52

Section 3.13.          Enforcement of
                       Due-on-Sale
                       Clauses;
                       Assumption and
                       Modification
                       Agreements;
                       Certain
                       Assignments. . . . . . . . . 53

Section 3.14.          Realization
                       Upon Defaulted
                       [Mortgage
                       Loans]
                       [Contracts]. . . . . . . . . 55

Section 3.15.          Trustee to
                       Cooperate;
                       Release of
                       [Mortgage]
                       [Contract]
                       Files. . . . . . . . . . . . 58

Section 3.16.          Servicing and
                       Other
                       Compensation[;
                       Compensating
                       Interest . . . . . . . . . . 59

Section 3.17.          Reports to the
                       Trustee and the
                       Company. . . . . . . . . . . 60

Section 3.18.          Annual
                       Statement as to
                       Compliance . . . . . . . . . 60

Section 3.19.          Annual
                       Independent
                       Public
                       Accountants'
                       Servicing
                       Report . . . . . . . . . . . 60

Section 3.20.          Rights of the
                       Company in
                       Respect of the
                       [Master]
                       Servicer . . . . . . . . . . 61

[Section 3.21.         Administration
                       of Buydown
                       Funds. . . . . . . . . . . . 62

                      ARTICLE IV. . . . . . . . . . 63

            PAYMENTS TO CERTIFICATEHOLDERS. . . . . 63

Section 4.01.          Certificate
                       Account. . . . . . . . . . . 63

Section 4.02.          Distributions. . . . . . . . 63

Section 4.03.          Statements to
                       Certificatehold
                       ers. . . . . . . . . . . . . 69

Section 4.04.          Distribution of
                       Reports to the
                       Trustee and the
                       Company;
                       Advances by the
                       [Master]
                       Servicer . . . . . . . . . . 72

Section 4.05.          Allocation of
                       Realized
                       Losses . . . . . . . . . . . 73

Section 4.06.          Reports of
                       Foreclosures
                       and Abandonment
                       of Mortgaged
                       Property . . . . . . . . . . 74

Section 4.07.          Optional
                       Purchase of
                       Defaulted
                       [Mortgage
                       Loans]
                       [Contracts]. . . . . . . . . 74

Section 4.08.          Distributions
                       on the
                       Uncertificated
                       Regular
                       Interests. . . . . . . . . . 75

                       ARTICLE V. . . . . . . . . . 76

                   THE CERTIFICATES . . . . . . . . 76

Section 5.01.          The
                       Certificates . . . . . . . . 76

Section 5.02.          Registration of
                       Transfer and
                       Exchange of
                       Certificates . . . . . . . . 76

Section 5.03.          Mutilated,
                       Destroyed, Lost
                       or Stolen
                       Certificates . . . . . . . . 81

Section 5.04.          Persons Deemed
                       Owners . . . . . . . . . . . 82

Section 5.05.          Appointment of
                       Paying Agent . . . . . . . . 82

Section 5.06.          Optional
                       Purchase of
                       Certificates . . . . . . . . 82

                      ARTICLE VI. . . . . . . . . . 85

             THE COMPANY AND THE [MASTER]
        SERVICER. . . . . . . . . . . . . . . . . . 85

Section 6.01.          Respective
                       Liabilities of
                       the Company and
                       the [Master]
                       Servicer . . . . . . . . . . 85

Section 6.02.          Merger or
                       Consolidation
                       of the Company
                       or the [Master]
                       Servicer;
                       Assignment of
                       Rights and
                       Delegation of
                               Duties by
[Master] Servicer.. . . . . . . . . . . . . . . . . 85

Section 6.03.          Limitation on
                       Liability of
                       the Company,
                       the Master
                               Servicer and
Others. . . . . . . . . . . . . . . . . . . . . . . 86

Section 6.04.          Company and
                       [Master]
                       Servicer Not to
                       Resign . . . . . . . . . . . 87

                      ARTICLE VII . . . . . . . . . 88

                        DEFAULT . . . . . . . . . . 88

Section 7.01.          Events of
                       Default. . . . . . . . . . . 88

Section 7.02.          Trustee or
                       Company to Act;
                       Appointment of
                       Successor. . . . . . . . . . 90

Section 7.03.          Notification to
                       Certificatehold
                       ers. . . . . . . . . . . . . 90

Section 7.04.          Waiver of
        Events of Default . . . . . . . . . . . . . 91

                     ARTICLE VIII . . . . . . . . . 92

                CONCERNING THE TRUSTEE. . . . . . . 92

Section 8.01.          Duties of
        Trustee . . . . . . . . . . . . . . . . . . 92

Section 8.02.          Certain Matters
                       Affecting the
                       Trustee. . . . . . . . . . . 93

Section 8.03.          Trustee Not
                       Liable for
                       Certificates or
                       [Mortgage
                       Loans]
                       [Contracts]. . . . . . . . . 95

Section 8.04.          Trustee May Own
                       Certificates . . . . . . . . 95

Section 8.05.          [Master]
                       Servicer to Pay
                       Trustee's Fees
                       and Expenses;
                       Indemnification
                        . . . . . . . . . . . . . . 95

Section 8.06.          Eligibility
                       Requirements
                       for Trustee. . . . . . . . . 96

Section 8.07.          Resignation and
                       Removal of the
                       Trustee. . . . . . . . . . . 97

Section 8.08.          Successor
                       Trustee. . . . . . . . . . . 98

Section 8.09.          Merger or
                       Consolidation
                       of Trustee . . . . . . . . . 98

Section 8.10.          Appointment of
                       Co-Trustee or
                       Separate
                       Trustee. . . . . . . . . . . 99

Section 8.11.          Appointment of
                       Custodians . . . . . . . . .100

Section 8.12.          Appointment of
                       Office or
                       Agency . . . . . . . . . . .100

                      ARTICLE IX. . . . . . . . . .101

                      TERMINATION . . . . . . . . .101

Section 9.01.          Termination
                       Upon Purchase
                       by the [Master]
                       Servicer or the
                       Company or
                       Liquidation of
                       All [Mortgage
                       Loans]
                       [Contracts]. . . . . . . . .101

Section 9.02.          Additional
        Termination Requirements. . . . . . . . . .103

                       ARTICLE X. . . . . . . . . .105

                   REMIC PROVISIONS . . . . . . . .105

Section 10.01.         REMIC
                       Administration . . . . . . .105

                       ARTICLE X. . . . . . . . . .109

               MISCELLANEOUS PROVISIONS . . . . . .109

Section 11.01.         Amendment. . . . . . . . . .109

Section 11.02.         Recordation of
                       Agreement;
                       Counterparts . . . . . . . .111

Section 11.03.         Limitation on
                       Rights of
                       Certificatehold
                       ers. . . . . . . . . . . . .112

Section 11.04.         Governing Law. . . . . . . .113

Section 11.05.         Notices. . . . . . . . . . .113

Section 11.06.         Notices to
                       Rating Agency. . . . . . . .113

Section 11.07.         Severability of
                       Provisions . . . . . . . . .114

Section 11.08.         Supplemental
                       Provisions for
                       Resecuritizatio
                       n. . . . . . . . . . . . . .114


EXHIBITS

Exhibit A:             Form of Class A Certificate
Exhibit B:             Form of Class M Certificate
Exhibit C:             Form of Class B Certificate
Exhibit D:             Form of Class R Certificate
Exhibit E:             Form of Custodial Agreement
Exhibit One:           Form of Custodian Initial Certification
Exhibit Two:           Form of Custodian Interim Certification
Exhibit Three:         Form of Custodian Final Certification
Exhibit F:             [Mortgage Loan] [Contract] Schedule
Exhibit G:             Form of Seller/Servicer Contract
Exhibit H:             Forms of Request for Release
Exhibit I-1:           Form of Transfer Affidavit and Agreement
Exhibit I-2:           Form of Transferor Certificate
Exhibit L:             Form of Rule 144A Investment
                       Representation Letter
Exhibit J:             Form of Investor Representation Letter
Exhibit K:             Form of Transferor Representation Letter
Exhibit M:             Text of Amendment to Pooling and
                       Servicing Agreement Pursuant to Section
                       11.01(e) for a Limited Guaranty
Exhibit N:             Form of Limited Guaranty
Exhibit O:             Form of Lender Certification for
                       Assignment of [Mortgage Loan] [Contract]
Exhibit P:             Schedule of Discount Fractions





               This Pooling and Servicing Agreement, effective as of [________, 199_], among RESIDENTIAL ASSET
SECURITIES CORPORATION, as the company (together with its permitted successors and assigns, the "Company"), [NAME
OF [MASTER] SERVICER], as [master] servicer (together with its permitted successors and assigns, the "[Master]
Servicer"), and [NAME OF TRUSTEE], as trustee (together with its permitted successors and assigns, the "Trustee"),

                               PRELIMINARY STATEMENT:

               The Company intends to sell [mortgage]
[manufactured housing contract] pass-through certificates
(collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the [Mortgage Loans] [Contracts] (as defined herein). As provided herein, the [Master] Servicer will make an election to treat the entire segregated pool of assets subject to this Agreement (including the [Mortgage Loans]
[Contracts] but excluding the Initial Monthly Payment
Fund), as a real estate mortgage investment conduit (a
"REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Trust Fund". The Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4
Certificates, each of the Uncertificated REMIC Regular
Interests (as defined herein), Class M Certificates and
Class B Certificates will represent ownership of "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The Class A-5 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests.

               The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate
Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.




                                              Aggregate Initial
                                              Certificate
                              Pass-Through    Principal
Designation     Type          Rate            Balance

Class A-1      Senior          [____]%        $[ ___________.__]
Class A-2      Senior          [____]%        $[ ___________.__]
Class A-3      Senior          [____]%        $[ ___________.__]
Class A-4      Senior/         0.00%          $[ ___________.__]
               Principal Only
Class A-5      Senior/         Variable Rate  $  0.00
               Stripped Interest
Class R        Residual        [____]%        $[___________.__]
Class M        Mezzanine       [____]%        $[___________.__]
Class B        Subordinate     [____]%        $[___________.__]


                                              Initial Ratings
Designation    Features    Maturity Date      [S&P] [Fitch] [Moody's]

Class A-1      Senior      [_______ __, ____]     [___]  [___]  [___]
Class A-2      Senior      [_______ __, ____]     [___]  [___]  [___]
Class A-3      Accrual     [_______ __, ____]     [___]  [___]  [___]
Class A-4      Principal   [_______ __, ____]     [___]  [___]  [___]
                 Only
Class A-5      Stripped    [_______ __, ____]     [___]  [___]  [___]
                 Interest
Class R        Residual    [_______ __, ____]     [___]  [___]  [___]
Class M        Mezzanine   [_______ __, ____]     [___]  [___]  [___]
Class B        Subordinate [_______ __, ____]     [___]  [___]  [___]



               The [Mortgage Loans] [Contracts] have an aggregate Cut-off Date Principal Balance equal to
$[_____________].  The [Mortgage Loans] [Contracts] are
[fixed] [adjustable] rate mortgage loans.

               In consideration of the mutual agreements herein contained, the Company, the [Master] Servicer and the Trustee agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

               Section 1.01.  Definitions.

               Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

               Accretion Termination Date: With respect to the Class A-3 Certificates, the earlier to occur of (i) the Distribution Date on which the Certificate Principal
Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero and (ii) the Credit Support
Depletion Date.

               Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate
(other than a Class A-4 Certificate or Class A-5 Certificate), any Class M Certificate, any Class B Certificate or any Class R Certificate, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-5 Certificates, one month's interest accrued at the then applicable Pass-
Through Rate on the Notional Amount thereof. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i)
Prepayment Interest Shortfalls [(to the extent not offset by the [Master] Servicer with a payment of Compensating Interest as provided in Section 3.16(e))], (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section
4.05, (iii) the interest portion of Advances previously made with respect to a [Mortgage Loan] [Contract] or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such [Mortgage Loan] [Contract] or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reduction. With respect to the Class A-3 Certificates on each Distribution Date that occurs prior to the Accretion Termination Date, interest shortfalls allocable to the Class A-3 Certificates on such Distribution Date will be so allocated by reducing the amount that is added to the Certificate Principal
Balance thereof in respect of Accrued Certificate
Interest pursuant to Section 4.02(d). In addition to that portion of the reductions described in the second preceding sentence that are allocated to the Class B Certificates or any Class of Class M Certificates,
Accrued Certificate Interest on the Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to the Class
B Certificates or such Class of Class M Certificates pursuant to Section 4.05. The Class A-4 Certificates receive no distributions of Accrued Certificate Interest.

               Adjusted Mortgage Rate:  With respect to any
[Mortgage Loan] [Contract] and any date of determination, the Mortgage Rate borne by [the related Mortgage Note]
[the related Contract], less the rate at which the related Subservicing Fee accrues.

               Advance: As to any [Mortgage Loan] [Contract], any advance made by the [Master] Servicer, pursuant to
Section 4.04.

               Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

               Agreement:  This Pooling and Servicing
Agreement and all amendments hereof and supplements hereto.

               Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i)
Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, [Mortgage Loan] [Contract] purchases made pursuant to Section 2.02, 2.03 or 2.04 and [Mortgage
Loan] [Contract] substitutions made pursuant to Section
2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of [Mortgage Loans] [Contracts] that the [Master] Servicer has deemed to have been received in the preceding month in accordance with
Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due
Date.

               Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged
Property based upon the appraisal made at the time of the origination of the related [Mortgage Loan] [Contract], and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified
[Mortgage Loan] [Contract] as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

               Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the [Mortgage
Loan] [Contract] to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

               Assignment Agreement:  The Assignment and
Assumption Agreement, dated as of [__________, 199_], between Residential Funding and the Company relating to the transfer and assignment of the [Mortgage Loans]
[Contracts].

               Available Distribution Amount:  As to any
Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the [Mortgage Loans] [Contracts] on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute
[Mortgage Loans] [Contracts], (ii) the amount of any Advance made on the immediately preceding Certificate
Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to Section 3.12(a), (iv) any amount deposited in the Custodial Account pursuant to
Section 2.01(f); (v) any amount deposited in the Certificate Account pursuant to Section 4.07 and (vi) any amount deposited in the Certificate Account pursuant to
Section 3.16(e), reduced by (b) the sum as of the close of business on the immediately preceding Determination
Date of (w) aggregate Foreclosure Profits, (x) the Amount
Held for Future Distribution, and (y) amounts permitted to be withdrawn by the [Master] Servicer from the Custodial Account in respect of the [Mortgage Loans]
[Contracts] pursuant to clauses (ii)-(x), inclusive, of
Section 3.10(a).

               Bankruptcy Amount:  As of any date of
determination prior to the first anniversary of the Cut-
off Date, an amount equal to the excess, if any, of (A)
$[_______] over (B) the aggregate amount of Bankruptcy
Losses allocated solely to one or more specific Classes
of Certificates in accordance with Section 4.05.  As of
any date of determination prior to the first anniversary
of the Cut-off Date, an amount equal to the excess, if
any, of (1) the lesser of (a) the Bankruptcy Amount
calculated as of the close of business on the Business
Day immediately preceding the most recent anniversary of
the Cut-off Date coinciding with or preceding such date
of determination (or, if such date of determination is an
anniversary of the Cut-off Date, the Business Day
immediately preceding such date of determination) (for
purposes of this definition, the "Relevant Anniversary")
and (b) the greater of (A) the greater of (i) [   ] times
the aggregate principal balance of all the [Mortgage
Loans] [Contracts] in the [Mortgage] [Contract] Pool as
of the Relevant Anniversary having a Loan-to-Value at
origination which exceeds 75% and (ii) $[       ]; and
(B) the greater of (i) the product of (x) an amount equal
to the largest difference in the related Monthly Payment
for any Non-Primary Residence Loan remaining in the
[Mortgage] [Contract] Pool which had an original Loan-to-
Value Ratio of 80% or greater that would result if the
Net Mortgage Rate thereof was equal to the weighted
average (based on the principal balance of the [Mortgage
Loans] [Contracts] as of the Relevant Anniversary) of the
Net Mortgage Rates of all Outstanding [Mortgage Loans]
[Contracts] as of the Relevant Anniversary less [    ]%
per annum, (y) a number equal to the weighted average
remaining term to maturity, in months, of all Non-Primary
Residence Loans remaining in the [Mortgage] [Contract]
Pool as of the Relevant Anniversary, and (z) one plus the
quotient of the number of all Non-Primary Residence Loans
remaining in the [Mortgage] [Contract] Pool divided by
the total number of Outstanding [Mortgage Loans]
[Contracts] in the [Mortgage] [Contract] Pool as of the
Relevant Anniversary, and (ii) $[             ], over (2)
the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant
Anniversary.

               The Bankruptcy Amount may be further reduced by the [Master] Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the [Master] Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

               Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

               Bankruptcy Loss: With respect to any [Mortgage Loan] [Contract], a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the [Master]
Servicer has notified the Trustee in writing that the [Master] Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related [Mortgage Loan] [Contract] and either (A) the related [Mortgage Loan] [Contract] is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related [Mortgage Loan] [Contract] and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such [Mortgage Loan] [Contract] are being advanced on a current basis by the [Master] Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

               Business Day:  Any day other than (i) a
Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

               [Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.]

               [Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.]

               Cash Liquidation:  As to any defaulted
[Mortgage Loan] [Contract] other than a [Mortgage Loan]
[Contract] as to which an REO Acquisition occurred, a determination by the [Master] Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the [Master]
Servicer reasonably and in good faith expects to be finally recoverable with respect to such [Mortgage Loan]
[Contract].

               Certificate:  Any Class A Certificate, Class M
Certificate, Class B Certificate or Class R Certificate.

               Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "[name of Trustee], as trustee, in trust for the registered holders of Residential Asset Securities Corporation, [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates, Series [199_-__]" and which must be an Eligible Account.

               Certificate Account Deposit Date:  As to any
Distribution Date, the Business Day prior thereto.

               Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate
Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R Certificate for purposes hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R
Certificate, registered in the name of the Company, the [Master] Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting
Rights necessary to effect any such consent or direction has been obtained. The Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

               Certificate Principal Balance: With respect to each Class A Certificate (other than a Class A-5
Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial
Certificate Principal Balance of such Certificate as specified on the face thereof, plus (ii) in the case of each Class A-3 Certificate, all Accrued Certificate
Interest added to the Certificate Principal Balance thereof on each Distribution Date on or prior to the Accretion Termination Date pursuant to Section 4.02(d), minus (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate
(or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor
Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;
provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal
Balance of the [Mortgage Loans] [Contracts] over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial
Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate
Principal Balance thereof pursuant to Section 4.02(a) and
(y) the aggregate of all reductions in Certificate
Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the [Mortgage Loans] [Contracts] over (B) the then aggregate
Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-5
Certificates have no Certificate Principal Balance.

               Certificate Register and Certificate Registrar:
The register maintained and the registrar appointed pursuant to Section 5.02.

               Class: Collectively, all of the Certificates bearing the same designation.

               Class A Certificate:  Any one of the Class A-1,
Class A-2, Class A-3, Class A-4 or Class A-5
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-5 Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-5
Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular
Interests.

               Class A-4 Principal Distribution Amount: As defined in Section 4.02(b)(i).

               Class B Certificate:  Any one of the Class B
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC purposes of the REMIC Provisions.

               Class B Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class B Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties)
(other than the related Discount Fraction of each Discount [Mortgage Loan] [Contract]) immediately prior to such Distribution Date.

               Class B Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the [Mortgage Loans]
[Contracts] (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to [____]%.

               Class M Certificate:  Any one of the Class M
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

               Class M Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class M Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties)
(other than the related Discount Fraction of each Discount [Mortgage Loan] [Contract]) immediately prior to such Distribution Date.

               Class M Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M Certificates and Class B Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to [_____]%.

               Class R Certificate:  Any one of the Class R
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

               Closing Date:  [__________, 199_].

               Code:  The Internal Revenue Code of 1986.

               [Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest
Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than one-twelfth of [_____]% of the Stated Principal Balance of the [Mortgage Loans] [Contracts] immediately preceding such Distribution Date.]

               Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at [address of Trustee], Attention: Corporate Trust Administration
Series [199_-___].

               Credit Support Depletion Date:  The first
Distribution Date on which the Senior Percentage equals
100%.

               Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

               Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the [Master] Servicer and for the [Master]
Servicer, into which the amounts set forth in Section
3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

               Custodial Agreement: An agreement that may be entered into among the Company, the [Master] Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

               Custodian: A custodian appointed pursuant to a Custodial Agreement.

               Cut-off Date: [________ 1, 199_].

               Cut-off Date Principal Balance:  As to any
[Mortgage Loan] [Contract], the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

               Debt Service Reduction:  With respect to any
[Mortgage Loan] [Contract], a reduction in the scheduled
Monthly Payment for such [Mortgage Loan] [Contract] by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

               Deficient Valuation: With respect to any [Mortgage Loan] [Contract], a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the [Mortgage Loan] [Contract], or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

               Deleted [Mortgage Loan] [Contract]:  A
[Mortgage Loan] [Contract] replaced or to be replaced with a Qualified Substitute [Mortgage Loan] [Contract].

               Destroyed [Mortgage Note] [Contract]:  A
[Mortgage Note] [Contract] the original of which was permanently lost or destroyed and has not been replaced.

               Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related
Distribution Date.

               Discount Fraction: With respect to each Discount [Mortgage Loan] [Contract], the fraction expressed as a percentage, the numerator of which is [____]% minus the Net Mortgage Rate (or the initial Net
Mortgage Rate with respect to any Discount [Mortgage
Loans] [Contracts] as to which the Mortgage Rate is modified pursuant to Section 3.07(a)) for such [Mortgage
Loan] [Contract] and the denominator of which is [____]%.
The Discount Fraction with respect to each Discount
[Mortgage Loan] [Contract] is set forth on Exhibit P attached hereto.

               Discount [Mortgage Loan] [Contract]:  Any
[Mortgage Loan] [Contract] having a Net Mortgage Rate of less than [____]% and any [Mortgage Loan] [Contract] deemed to be a Discount [Mortgage Loan] [Contract] pursuant to the definition of Qualified Substitute
[Mortgage Loan] [Contract].

               Disqualified Organization: Any organization defined as a "disqualified organization" under Section
860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing
(other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

               Due Date:  With respect to any Distribution
Date, the first day of the month in which such Distribution Date occurs.

               Due Period:  With respect to any Distribution
Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

               Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or
(ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating
Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial
Account, either (A) a trust account or accounts maintained in the corporate trust department of [__________________________________] or (B) an account or accounts maintained in the corporate asset services department of [______________________________], as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency, and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of [__________________________________], or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

               Event of Default:  As defined in Section 7.01.

               Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable
Bankruptcy Amount.

               Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss
Amount.

               Excess Special Hazard Loss:  Any Special Hazard
Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

               Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate
Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the amount, if any, by which (i) the amount that would otherwise be distributable in respect of principal on such classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the Certificate Principal Balance of such classes of Certificates immediately prior to such Distribution
Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date.

               Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or [Mortgage Loan] [Contract] causing or resulting in a loss which causes the liquidation of such [Mortgage Loan]
[Contract]:

               (a)     losses that are of a type that would be
        covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

               (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term
        "Special Hazard Loss";

               (c)     hostile or warlike action in time of
        peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                       1.   by any government or sovereign
               power, de jure or de facto, or by any
               authority maintaining or using military, naval or air forces; or

                       2.   by military, naval or air forces; or


                       3.   by an agent of any such government,
               power, authority or forces;

               (d)     any weapon of war employing atomic
        fission or radioactive force whether in time of peace or war; or

               (e)     insurrection, rebellion, revolution,
        civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

               Extraordinary Losses: Any loss incurred on a [Mortgage Loan] [Contract] caused by or resulting from an Extraordinary Event.

               FDIC: Federal Deposit Insurance Corporation or any successor thereto.

               FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home
Finance Act of 1970, as amended, or any successor thereto.

               Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in
Section 9.03.

               Fitch: Fitch Investors Service, Inc. or its successor in interest.

               FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act, or any successor thereto.

               Foreclosure Profits:  As to any Distribution
Date or related Determination Date and any [Mortgage
Loan] [Contract], the excess, if any, of Liquidation
Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section
3.10(a)(ii)) in respect of each [Mortgage Loan]
[Contract] or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment
Period over the sum of the unpaid principal balance of such [Mortgage Loan] [Contract] or REO Property
(determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO
Disposition occurred.

               Fraud Loss Amount:  As of any date of
determination after the Cut-off Date, an amount equal to:
(X) prior to the first anniversary of the Cut-off Date an amount equal to [2.00]% of the aggregate outstanding principal balance of all of the [Mortgage Loans]
[Contracts] as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05 since the Cut-off Date up to such date of determination and (Y) from the first to the [fifth] anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) [1.00]% of the aggregate outstanding principal balance of all of the [Mortgage Loans] [Contracts] as of the most recent anniversary of the Cut-off Date minus (2) the Fraud
Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

               The Fraud Loss Amount may be further reduced by the [Master] Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the [Master] Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

               Fraud Losses:  Losses on [Mortgage Loans]
[Contracts] as to which there was fraud in the origination of such [Mortgage Loan] [Contract].

               Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the [Master] Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the [Master] Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the [Master] Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate
Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

               Initial Monthly Payment Fund:  As defined in
Section 2.01(f).

               Insurance Proceeds: Proceeds paid in respect of the [Mortgage Loans] [Contracts] pursuant to any Primary Insurance Policy or any other related insurance policy covering a [Mortgage Loan] [Contract], to the extent such proceeds are payable to the mortgagee under the [Mortgage] [Contract], any Subservicer, the [Master] Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the [Master] Servicer would follow in servicing [mortgage loans] [contracts] held for its own account.

               Insurer:  Any named insurer under any Primary
Insurance Policy or any successor thereto or the named insurer in any replacement policy.

               Late Collections:  With respect to any
[Mortgage Loan] [Contract], all amounts received during any Due Period, whether as late payments of Monthly
Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

               Liquidation Proceeds:  Amounts (other than
Insurance Proceeds) received by the [Master] Servicer in connection with the taking of an entire Mortgaged
Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted [Mortgage Loan] [Contract] through trustee's sale, foreclosure sale or otherwise, other than REO
Proceeds.

               Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related
[Mortgage Loan] [Contract] at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

               Maturity Date:  With respect to (i) a Class of
Certificates representing a regular interest in the REMIC or (ii) an Uncertificated REMIC Regular Interest, the latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance or Uncertificated Notional Amount, respectively, thereof would be reduced to zero.

               Monthly Payment: With respect to any [Mortgage Loan] [Contract] (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

               Moody's: Moody's Investors Service, Inc. or its successor in interest.

               [Mortgage: The mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.]

               [Mortgage] [Contract] File: The mortgage documents listed in Section 2.01 pertaining to a particular [Mortgage Loan] [Contract] and any additional documents required to be added to the [Mortgage]
[Contract] File pursuant to this Agreement.

               [Mortgage Loan] [Contract] Schedule: The list of the [Mortgage Loans] [Contracts] attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute [Mortgage Loans]
[Contracts]), which list shall set forth at a minimum the following information as to each [Mortgage Loan]
[Contract]:

            (i)        the [Mortgage Loan] [Contract]
        identifying number ("RFC LOAN #");

           (ii)        the street address of the Mortgaged
        Property including state and zip code ("ADDRESS");

          (iii)        the maturity of the [Mortgage Note]
        [Contract] ("MATURITY DATE");

           (iv)        the Mortgage Rate ("ORIG RATE");

            (v)        the Subservicer pass-through rate ("CURR
        NET");

           (vi)        the Net Mortgage Rate ("NET MTG RT");

          (vii)        the Pool Strip Rate ("STRIP");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

           (ix)        the Cut-off Date Principal Balance
        ("PRINCIPAL BAL");

            (x)        the Loan-to-Value Ratio at origination
        ("LTV");

           (xi)        the rate at which the Subservicing Fee
        accrues ("SUBSERV FEE");

          (xii)        a code "T," "BT" or "CT" under the column
        "LN FEATURE," indicating that the [Mortgage Loan]
        [Contract] is secured by a second or vacation residence; and

         (xiii) a code "N" under the column "OCCP CODE," indicating that the [Mortgage Loan] [Contract] is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

               [Mortgage Loans] [Contracts]:  Such of the
[mortgage loans] [manufactured housing contracts] transferred and assigned to the Trustee pursuant to
Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the [Mortgage Loans]
[Contracts] originally so held being identified in the initial [Mortgage Loan] [Contract] Schedule, and
Qualified Substitute [Mortgage Loans] [Contracts] held or deemed held as part of the Trust Fund including, without limitation, each related [Mortgage Note, Mortgage][
Contract] and [Mortgage] [Contract] File and all rights appertaining thereto.

               [Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.]

               Mortgage Rate:  As to any [Mortgage Loan]
[Contract], the interest rate borne by the related
Mortgage Note, or any modification thereto.

               Mortgaged Property: The underlying real property securing a [Mortgage Loan] [Contract].

               Mortgagor:  The obligor on a Mortgage Note.

               Net Mortgage Rate:  As to each [Mortgage Loan]
[Contract], a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

               Non-Discount [Mortgage Loans] [Contracts]:  The
[Mortgage Loans] [Contracts] other than the Discount
[Mortgage Loans] [Contracts].

               Non-Primary Residence Loans:  The [Mortgage
Loans] [Contracts] designated as secured by second or vacation residences, or by non-owner occupied residences, on the [Mortgage Loan] [Contract] Schedule.

               Non-United States Person: Any Person other than a United States Person.

               Nonrecoverable Advance: Any Advance previously made or proposed to be made by the [Master] Servicer in respect of a [Mortgage Loan] [Contract] (other than a Deleted [Mortgage Loan] [Contract]) which, in the good faith judgment of the [Master] Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the [Master] Servicer from related Late
Collections, Insurance Proceeds, Liquidation Proceeds,
REO Proceeds or amounts reimbursable to the [Master]
Servicer pursuant to Section 4.02(a) hereof.

               Nonsubserviced [Mortgage Loan] [Contract]:  Any
[Mortgage Loan] [Contract] that, at the time of reference thereto, is not subject to a Subservicing Agreement.

               Notional Amount: As of any Distribution Date, and with respect to the Class A-5 Certificates, the aggregate Certificate Principal Balance of all Classes of Certificates immediately prior to such date.

               Officers' Certificate: A certificate signed by the President, the Chief Financial Officer, the
Treasurer, any Vice President, the Secretary or any other officer specifically authorized by the board of directors of the Company or of the [Master] Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

               Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the [Master]
Servicer, who may be counsel for the Company or the [Master] Servicer, provided that any opinion of counsel
(i) referred to in the definition of "Permitted
Transferee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

               Original Senior Percentage: [______]%, which is the fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal Balance of the Class A Certificates (other than the Class A-4 Certificates) and Class R Certificates and the denominator of which is the aggregate Stated Principal Balance of the [Mortgage Loans] [Contracts] (other than the Discount Fraction of the Discount [Mortgage Loans] [Contracts]).

               Outstanding [Mortgage Loan] [Contract]: As to any Due Date, a [Mortgage Loan] [Contract] (including an
REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03 or 2.04.

               Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-5 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-5 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all [Mortgage Loans] [Contracts] in the Trust Fund as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such [Mortgage Loans] [Contracts], which Stated Principal Balances shall be the Stated Principal Balances of such [Mortgage Loans] [Contracts] at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal
(or, in the case of the Pass-Through Rate for the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-5 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to [____]% per annum.

               Paying Agent:  [Name of Trustee] or any
successor Paying Agent appointed by the Trustee.

               Percentage Interest: With respect to any Certificate (other than a Class A-5 or Class R
Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to a Class A-5 or Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

               Permitted Investments: One or more of the following:

            (i)        obligations of or guaranteed as to
        principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

           (ii)        repurchase agreements on obligations
        specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard &
        Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

           (iv)        commercial paper (having original
        maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating
        Agency in its highest short-term rating available;
        provided that such commercial paper shall have a remaining maturity of not more than 30 days;

            (v)        a money market fund or a qualified
        investment fund rated by each Rating Agency in its highest long-term rating available; and

           (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.
References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard
& Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

               Permitted Transferee:  Any Transferee of a
Class R Certificate, other than a Disqualified
Organization or Non-United States Person.

               Person:  Any individual, corporation,
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each [Mortgage Loan] [Contract] that was an Outstanding [Mortgage Loan] [Contract] on the Due Date in the month preceding the month of such date of determination.

               Pool Strip Rate:  With respect to each
[Mortgage Loan] [Contract], the rate per annum designated on the [Mortgage Loan] [Contract] Schedule as the "STRIP" for such [Mortgage Loan] [Contract]. For purposes of the definition of Qualified Substitute [Mortgage Loan]
[Contract], Pool Strip Rate is the excess of the Net
Mortgage Rate over [____]% per annum (but not less than 0.00% per annum).

               Prepayment Assumption: A prepayment assumption of [____]% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

               Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class
M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

     (i) For any Distribution Date on which the Class M Certificates are outstanding and prior to the later to occur of (x) the Distribution Date in [_______, 20__] and (y) the Distribution Date on which the Class B Percentage (before taking into account such month's distribution) equals or exceeds [____]%:

               (a) in the case of the Class M Certificates, 100%; and

               (b) in the case of the Class B Certificates, 0%.

    (ii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section
               4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of the Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of the Class M Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph
               (ii) above, as if the Certificate Principal
               Balance of each Maturing Class had been
               reduced to zero (such percentage as
               recalculated, the "Recalculated Percentage");
               (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Class in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

               Prepayment Distribution Trigger:  The Class M
Prepayment Distribution Trigger or Class B Prepayment
Distribution Trigger.

               Prepayment Interest Shortfall:  As to any
Distribution Date and any [Mortgage Loan] [Contract]
(other than a [Mortgage Loan] [Contract] relating to an REO Property) that was the subject of (a) a Principal
Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such [Mortgage Loan] [Contract] over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

               Prepayment Period:  As to any Distribution
Date, the calendar month preceding the month of distribution.

               Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

               Principal Prepayment: Any payment of principal or other recovery on a [Mortgage Loan] [Contract], including a recovery that takes the form of Liquidation
Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

               Principal Prepayment in Full:  Any Principal
Prepayment made by a Mortgagor of the entire principal balance of a [Mortgage Loan] [Contract].

               [Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's AlterNet
[mortgage loan] [manufactured home contract] origination program and all supplements and amendments thereto published by Residential Funding from time to time.]

               Purchase Price: With respect to any [Mortgage Loan] [Contract] (or REO Property) required to be purchased on any date pursuant to Section 2.02, 2.03,
2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the [Master] Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

               Qualified Substitute [Mortgage Loan]
[Contract]:  A [Mortgage Loan] [Contract] substituted by
Residential Funding or the Company for a Deleted
[Mortgage Loan] [Contract] which must, on the date of such substitution, as confirmed in an Officers'
Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one [Mortgage Loan] [Contract] for a Deleted
[Mortgage Loan] [Contract], an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted [Mortgage
Loan] [Contract] (the amount of any shortfall to be deposited by Residential Funding, in the Custodial
Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted
[Mortgage Loan] [Contract] as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted
[Mortgage Loan] [Contract] at the time of substitution;
(iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted [Mortgage Loan] [Contract]; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment
Agreement; and (vi) have a Pool Strip Rate equal to or greater than that of the Deleted [Mortgage Loan]
[Contract]. Notwithstanding any other provisions herein, [(x) with respect to any Qualified Substitute [Mortgage
Loan] [Contract] substituted for a Deleted [Mortgage
Loan] [Contract] which was a Discount [Mortgage Loan]
[Contract], such Qualified Substitute [Mortgage Loan]
[Contract] shall be deemed to be a Discount [Mortgage
Loan] [Contract] and to have a Discount Fraction equal to the Discount Fraction of the Deleted [Mortgage Loan]
[Contract] and (y)] in the event that the Pool Strip Rate of any Qualified Substitute [Mortgage Loan] [Contract] as calculated pursuant to the definition of "Pool Strip
Rate" is greater than the Pool Strip Rate of the related
Deleted [Mortgage Loan] [Contract] (i) the Pool Strip
Rate of such Qualified Substitute [Mortgage Loan]
[Contract] shall be equal to the Pool Strip Rate of the related Deleted [Mortgage Loan] [Contract] for purposes of calculating the Pass-Through Rate on the Class A-5
Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute [Mortgage Loan] [Contract] as calculated pursuant to the definition of "Pool Strip
Rate" over the Pool Strip Rate on the related Deleted
[Mortgage Loan] [Contract] shall be payable to the Class
R Certificates pursuant to Section 4.02 hereof.

               Rating Agency:  [Fitch] [Standard & Poor's]
[Moody's], with respect to the Class [A] Certificates and Class [R] Certificates, [Fitch] [Standard & Poor's]
[Moody's] with respect to the Class [M] Certificates and Class [B] Certificates. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable
Person, designated by the Company, notice of which designation shall be given to the Trustee and the [Master] Servicer.

               Realized Loss: With respect to each [Mortgage Loan] [Contract] (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount
(not less than zero) equal to (i) the Stated Principal Balance of the [Mortgage Loan] [Contract] (or REO
Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed
Interest, if any) at the Net Mortgage Rate from the Due
Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such [Mortgage Loan] [Contract] (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus
(iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the [Mortgage Loan] [Contract], net of the portion thereof reimbursable to the [Master] Servicer or any Subservicer with respect to related Advances or expenses as to which the [Master] Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each [Mortgage
Loan] [Contract] which has become the subject of a Deficient Valuation, the difference between the principal balance of the [Mortgage Loan] [Contract] outstanding immediately prior to such Deficient Valuation and the principal balance of the [Mortgage Loan] [Contract] as reduced by the Deficient Valuation. With respect to each [Mortgage Loan] [Contract] which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

               Record Date:  With respect to each Distribution
Date, the close of business on the last Business Day of the month next preceding the month in which the related
Distribution Date occurs.

               Regular Certificate: Any of the Certificates other than a Class R Certificate.

               REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.
As used herein, the term "the REMIC" shall mean the REMIC created under this Agreement.

               REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

               REO Acquisition: The acquisition by the [Master] Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

               REO Disposition: As to any REO Property, a determination by the [Master] Servicer that it has received all Insurance Proceeds, Liquidation Proceeds,
REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the [Master] Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

               REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related [Mortgage Loan] [Contract] had it been outstanding) on the unpaid principal balance of the [Mortgage Loan] [Contract] as of the date of acquisition thereof for such period.

               REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

               REO Property: A Mortgaged Property acquired by the [Master] Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted [Mortgage
Loan] [Contract].

               Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

               Required Insurance Policy: With respect to any [Mortgage Loan] [Contract], any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such [Mortgage Loan] [Contract].

               Residential Funding:  Residential Funding
Corporation, a Delaware corporation, in its capacity as seller of the [Mortgage Loans] [Contracts] to the Company and any successor thereto.

               Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust
Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice
President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

               Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount [Mortgage Loans] [Contracts], attached hereto as
Exhibit P.

               Seller: As to any [Mortgage Loan] [Contract], a Person, including any Subservicer, that executed a Seller's Agreement applicable to such [Mortgage Loan]
[Contract].

               Seller's Agreement: An agreement for the origination and sale of [Mortgage Loans] [Contracts] generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the [Master] Servicer and the Company, each containing representations and warranties in respect of one or more [Mortgage Loans] [Contracts].

               Senior Accelerated Distribution Percentage:
With respect to any Distribution Date, the percentage indicated below:

                               Senior Accelerated
Distribution Date              Distribution Percentage

[____ 19__] through            [___]%
[_____, ____]

[______, ____] through         Senior Percentage, plus [__]% of
[_____, ___]_                  the difference between 100% and
                               the Senior Percentage

[______, ____] through         Senior Percentage, plus [__]% of
[_____, ____]                  the difference between 100% and
                               the Senior Percentage

[______, ____] through         Senior Percentage, plus [__]% of
[_____, ____]                  the difference between 100% and
                               the Senior Percentage

[______, ____] through         Senior Percentage, plus [__]% of
[_____, ____]                  the difference between 100% and
                               the Senior Percentage

[______, ____] and             Senior Percentage;
  thereafter

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1) the outstanding principal balance of [Mortgage Loans] [Contracts] delinquent [__] days or more averaged over the last [___] months, as a percentage of the aggregate outstanding principal balance of all [Mortgage Loans] [Contracts] averaged over the last [___] months, does not exceed [_]% and (2) Realized Losses on the [Mortgage Loans] [Contracts] to date for such Distribution Date if occurring during the [_____], [_____], [_____], [_____] or [_____] year (or any year thereafter) after the Delivery Date are less than [__]%, [__]%, [__]%, [__]% and [__]%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of the [Mortgage Loans]
[Contracts] delinquent [__] days or more averaged over the last [___] months, as a percentage of the aggregate outstanding principal balance of all [Mortgage Loans]
[Contracts] averaged over the last [___] months, does not exceed [__]% and (2) Realized Losses on the [Mortgage
Loans] [Contracts] to date for such Distribution Date are less than [__]% of the sum of the Initial Certificate
Principal Balances of the Class M Certificates and Class
B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original
Senior Percentage, the Senior Accelerated Distribution
Percentage for such Distribution Date shall be 100%.
Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Class A
Certificates (other than the Class A-4 Certificates) and
Class R Certificates to zero, the Senior Accelerated
Distribution Percentage shall thereafter be 0%.

               Senior Percentage:  As of any Distribution
Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class A (other than the Class A-4 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal
Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties) [other than the related Discount
Fraction of each Discount [Mortgage Loan]
[Contract])]immediately prior to such Distribution Date.

               Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii)(X) and (b) the sum of the amounts required to be distributed to the Class A (other than the Class A-4 Certificateholders) and
Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii), (xvi) and (xvii).

               Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

               Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the [Master] Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14.

               Servicing Fee: With respect to any [Mortgage Loan] [Contract] and Distribution Date, the fee payable monthly to the [Master] Servicer in respect of master servicing compensation that accrues at an annual rate equal to [____]% on the Stated Principal Balance of such [Mortgage Loan] [Contract] as of the related Due Date, as may be adjusted with respect to successor [Master]
Servicers as provided in Section 7.02.

               Servicing Officer:  Any officer of the [Master]
Servicer involved in, or responsible for, the administration and servicing of the [Mortgage Loans]
[Contracts] whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the [Master] Servicer, as such list may from time to time be amended.

               Special Hazard Amount: As of any Distribution Date, an amount equal to $[_________] minus the sum of
(i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence
(without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A)
[the greater of (i) the product of [____]% multiplied by the outstanding principal balance of all the [Mortgage
Loans] [Contracts] on the Distribution Date immediately preceding such anniversary times a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the [Mortgage Loans]
[Contracts] secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all the [Mortgage Loans] [Contracts], expressed as a percentage, and the denominator of which is equal to [_____]% (which percentage is equal to the percentage of [Mortgage Loans] [Contracts] initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest [Mortgage Loan] [Contract] secured by a Mortgaged
Property located in the State of California, and (B) the lesser of (i) the product of the Special Hazard
Percentage for such anniversary and the outstanding principal balance of all the [Mortgage Loans] [Contracts] on the Distribution Date immediately preceding such anniversary, (ii) twice the outstanding principal balance of the [Mortgage Loan] [Contract] in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (iii) an amount calculated by the [Master] Servicer and approved by each Rating Agency, which amount shall not be less than $[_________].]

               The Special Hazard Amount may be further reduced by the [Master] Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the [Master] Servicer shall
(i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

               Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged
Property on account of direct physical loss, exclusive of
(i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and
(ii) any Extraordinary Loss.

               Special Hazard Percentage:  As of each
anniversary of the Cut-off Date, the greater of (i)
[____]% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the [Mortgage Loans] [Contracts] secured by Mortgaged
Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all of the [Mortgage Loans] [Contracts] as of the immediately preceding Distribution Date.

               Standard & Poor's:  Standard & Poor's Ratings
Group, a division of McGraw-Hill, Inc., or its successor in interest.

               Stated Principal Balance: With respect to any [Mortgage Loan] [Contract] or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the [Mortgage Loan] [Contract], minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such [Mortgage Loan] [Contract] or REO
Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such [Mortgage
Loan] [Contract] or REO Property, and all Insurance
Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the [Master] Servicer as recoveries of principal in accordance with Section 3.14 with respect to such [Mortgage Loan] [Contract] or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

               Subordinate Principal Distribution Amount:
With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M
Percentage or Class B Percentage, as applicable, and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A) without giving effect to the Senior Percentage, (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in
Section 4.02(a)(ii)(Y)(B) to the extent such collections are not otherwise distributed to the Senior Certificates,
(iii) the product of (x) the related Prepayment
Distribution Percentage, (y) 100% minus the Senior
Accelerated Distribution Percentage and (z) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the Discount Fraction of the Discount [Mortgage Loans]
[Contracts]), (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal
Amount for such Distribution Date and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding
Certificate Principal Balance of such Class of
Certificates immediately prior to such date.

               Subserviced [Mortgage Loan] [Contract]:  Any
[Mortgage Loan] [Contract] that, at the time of reference thereto, is subject to a Subservicing Agreement.

               Subservicer:  Any Person with whom the [Master]
Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the [Master] Servicer.

               Subservicer Advance:  Any delinquent
installment of principal and interest on a [Mortgage
Loan] [Contract] which is advanced by the related
Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

               Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

               Subservicing Agreement: The written contract between the [Master] Servicer and any Subservicer relating to servicing and administration of certain [Mortgage Loans] [Contracts] as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the [Master] Servicer and the Company.

               Subservicing Fee:  As to any [Mortgage Loan]
[Contract], the fee payable monthly to the related
Subservicer (or, in the case of a Nonsubserviced
[Mortgage Loan] [Contract], to the [Master] Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the [related Mortgage Note]
[Contract] over the rate per annum designated on the [Mortgage Loan] [Contract] Schedule as the "CURR NET" for such [Mortgage Loan] [Contract].

               Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate
Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

               [Title Documents:  With respect to any
Mortgaged Property, the certificate of title for, or other evidence of ownership of, such Mortgaged Property issued by the Registrar of Titles in the jurisdiction in which such Mortgaged Property is located.]

               Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

               Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

               Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

            (i) the [Mortgage Loans] [Contracts] and the related [Mortgage] [Contract] Files.

           (ii) all payments on and collections in respect of the [Mortgage Loans] [Contracts] due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund.

          (iii)        property which secured a [Mortgage Loan]
                       [Contract] and which has been acquired
                       for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, and

           (iv)        the hazard insurance policies and Primary
                       Insurance Policies, if any, and certain
                       proceeds thereof.

               Uncertificated Accrued Interest: With respect to each Distribution Date, as to each Uncertificated
REMIC Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest were equal to the related Uncertificated Pass-Through Rate and the notional amount of such uncertificated interest were equal to the related Uncertificated Notional Amount. Any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized
Losses or other amounts to the Class A-5
Certificateholders pursuant to Section 4.05 shall be allocated to the Uncertificated REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated
Notional Amount and such Distribution Date.

               Uncertificated Notional Amount: With respect to each Uncertificated REMIC Regular Interest, the aggregate Stated Principal Balance of the related
[Mortgage Loan] [Contract].

               Uncertificated Pass-Through Rate: With respect to each Uncertificated REMIC Regular Interest, the related Uncertificated REMIC Regular Interest Pool Strip
Rate.

               Uncertificated REMIC Regular Interest Pool
Strip Rate:  With respect to each Uncertificated REMIC
Regular Interest, the Pool Strip Rate for the related
[Mortgage Loan] [Contract].

               Uncertificated REMIC Regular Interests: The uncertificated partial undivided beneficial ownership interests in the Trust Fund, each relating to a particular [Mortgage Loan] [Contract], each having no principal balance and each bearing interest at the respective Uncertificated Pass-Through Rate on the respective Uncertificated Notional Amount.

               Uncertificated REMIC Regular Interests
Distribution Amounts:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC Regular Interests for such
Distribution Date pursuant to Section 4.08(a).

               Uninsured Cause: Any cause of damage to property subject to a [Mortgage] [Contract] such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

               United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United
States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

               Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. [__]% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Class A-5 and Class R Certificates, in proportion to the outstanding Certificate Principal
Balances of their respective Certificates; and the Holders of the Class A-5 and Class R Certificates shall be entitled to [_]% and [_]% of all of the Voting Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective Percentage
Interests.






                                     ARTICLE II

                     CONVEYANCE OF [MORTGAGE LOANS] [CONTRACTS];
                          ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01.          Conveyance of [Mortgage Loans]
                               [Contracts].

               (a)     The Company, concurrently with the
execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the [Mortgage Loans]
[Contracts], including all interest and principal received on or with respect to the [Mortgage Loans]
[Contracts] after the Cut-off Date (other than payments of principal and interest due on the [Mortgage Loans]
[Contracts] on or before the Cut-off Date) except for scheduled payments due on [______ , 199_], with respect to which the [Master] Servicer made a deposit pursuant to
Section 2.01(f).

               (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) with respect to each [Mortgage
Loan] [Contract] so assigned:

               (i) The original [Mortgage Note] [Contract], endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed [Mortgage Note] [Contract], an original lost note affidavit from the related
        Seller or Residential Funding stating that the original [Mortgage Note] [Contract] was lost, misplaced or destroyed, together with a copy of the related [Mortgage Note] [Contract];

               (ii) The original [Mortgage] [Title Documents] with evidence of recording indicated thereon or [a copy] [copies] of the [Mortgage] [Title Documents] certified by the public recording office in which such [Mortgage] [Title Documents] has [have] been recorded;

               (iii) An original Assignment of the [Mortgage] [Contract] to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

               (iv)    The original recorded assignment or
        assignments of the [Mortgage] [Contract] showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the [Mortgage]
        [Contract] certified by the public recording office in which such assignment or assignments have been recorded; and

               (v)     The original of each modification,
        assumption agreement or preferred loan agreement, if any, relating to such [Mortgage Loan] [Contract] or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

               (c) The Company may, in lieu of delivering the documents set forth in Section 2.01(b)(iv) and (v) to the Trustee or the Custodian or Custodians, deliver such documents to the [Master] Servicer, and the [Master]
Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten
Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(iv) and (v) (or copies thereof as permitted by such Section) for any [Mortgage Loan]
[Contract] and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the [Mortgage Loans] [Contracts] then being held by the [Master] Servicer, the [Master] Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

               On the Closing Date, the [Master] Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section
2.01(b)(iv) and (v) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the [Master] Servicer is holding documents pursuant to this Section 2.01(c), the [Master] Servicer shall deliver to (i) Moody's, if it is one of the Rating
Agencies, (ii) Standard & Poor's if it is one of the Rating Agencies, (iii) the Trustee and (iv) each
Custodian a report setting forth the status of the documents which it is holding.

               (d) In the event that in connection with any [Mortgage Loan] [Contract] the Company cannot deliver the [Mortgage] [Contract, Title Documents], any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such [Mortgage] [Contract, Title Documents], assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such [Mortgage] [Contract, Title Documents], assignment, modification, assumption agreement or preferred loan agreement.

               The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (iii) of
Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the [Master] Servicer, such recording is not required to protect the Trustee's interests in the [Mortgage Loan] [Contract] against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such [Mortgage Loan] [Contract]. If any Assignment is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such [Mortgage] [Contract] or assignment (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer.

               Any of the items set forth in Section 2.01(b) that may be delivered as a copy rather than the original may be delivered in microfiche form.

               (e) It is intended that the conveyances by the Company to the Trustee of the [Mortgage Loans]
[Contracts] as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the [Mortgage Loans] [Contracts] for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the [Mortgage
Loans] [Contracts] by the Company to the Trustee to secure a debt or other obligation of the Company.
However, in the event that the [Mortgage Loans]
[Contracts] are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the [Mortgage Loans] [Contracts], then it is intended that
(a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform
Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right
(including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the [Mortgage Loans] [Contracts], including the [Mortgage Notes, the Mortgages] [Title Documents], any related insurance policies and all other documents in the related [Mortgage] [Contract] Files, (B) all amounts payable pursuant to the [Mortgage Loans] [Contracts] in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right
(including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses
(1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of [Mortgage Notes] [Contracts] or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial
Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation,
Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

               The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the [Mortgage Loans] [Contracts], Uncertificated REMIC
Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the [Mortgage Loans] [Contracts] as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential
Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any [Mortgage
Loan] [Contract] or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated
REMIC Regular Interest.

               (f) The [Master] Servicer hereby acknowledges the receipt by it of cash in an amount equal to $[___________] (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in [______ 199_], for those [Mortgage Loans] [Contracts] for which the Trustee will not be entitled to receive such payment. The [Master] Servicer shall hold such Initial
Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in [_______ 199_]. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial
Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

Section 2.02.          Acceptance by Trustee.

               The Trustee acknowledges receipt (or, with respect to [Mortgage Loans] [Contracts] subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section
2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a [Mortgage Note]
[Contract] may be endorsed in blank and an Assignment of [Mortgage] [Contract] may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the [Mortgage] [Contract] Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The
Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each [Mortgage] [Contract]
File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section
2.01(b)), have been executed and received, and that such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, as supplemented, that have been conveyed to it. Upon delivery of the [Mortgage] [Contract] Files by the Company or the [Master] Servicer, the Trustee shall acknowledge receipt (or, with respect to [Mortgage Loans]
[Contracts] subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each [Mortgage]
[Contract] File delivered to it pursuant to Section
2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, as supplemented, that have been conveyed to it.

               If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a [Mortgage] [Contract] File to be missing or defective in any material respect, the Trustee shall promptly so notify the [Master] Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the [Master] Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any [Mortgage] [Contract] File held by it.
The [Master] Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the [Master] Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such [Mortgage Loan] [Contract] from the Trust Fund at its Purchase Price, in either case within 90 days from the date the [Master]
Servicer was notified of such omission or defect. The Purchase Price for any such [Mortgage Loan] [Contract], whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the [Master] Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the [Master] Servicer the related [Mortgage] [Contract] File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the [Master] Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any [Mortgage Loan]
[Contract] released pursuant hereto and thereafter such [Mortgage Loan] [Contract] shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any [Mortgage Loan] [Contract] as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.03. Representations, Warranties and Covenants of the [Master] Servicer and the Company.


               (a)     The [Master] Servicer hereby represents
and warrants to the Trustee for the benefit of Certificateholders that:

               (i) The [Master] Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each [Mortgage Loan] [Contract] in accordance with the terms of this Agreement;

               (ii)    The execution and delivery of this
        Agreement by the [Master] Servicer and its performance and compliance with the terms of this Agreement will not violate the [Master] Servicer's
        Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the [Master]
        Servicer is a party or which may be applicable to the [Master] Servicer or any of its assets;

               (iii)           This Agreement, assuming due
        authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the [Master] Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The [Master] Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the [Master] Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

               (v) No litigation is pending or, to the best of the [Master] Servicer's knowledge, threatened against the [Master] Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

               (vi) The [Master] Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required
        Insurance Policy;

               (vii)           No information, certificate of an
        officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the [Master] Servicer will, to the knowledge of the [Master] Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

               (viii)          The [Master] Servicer has examined
        each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing
        Subservicing Agreement and each designated
        Subservicer are acceptable to the [Master] Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective [Mortgage] [Contract]
Files to the Trustee or any Custodian.

               Upon discovery by either the Company, the [Master] Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any [Mortgage Loan] [Contract], the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the [Master]
Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a [Mortgage Loan] [Contract] or a related document, purchase such [Mortgage Loan]
[Contract] from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02. The obligation of the [Master] Servicer to cure such breach or to so purchase such [Mortgage Loan] [Contract] shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section
2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

               (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

               (i)     No [Mortgage Loan] [Contract] is one
        month or more delinquent in payment of principal and interest as of the Cut-off Date;

               (ii)    The information set forth in Exhibit F
        hereto with respect to each [Mortgage Loan]
        [Contract] or the [Mortgage Loans] [Contracts], as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

               (iii) The [Mortgage Loans] [Contracts] are [fully-amortizing] [balloon], [fixed] [adjustable]- rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than [__]years;

               (iv) To the best of the Company's knowledge, except with respect to [___] [Mortgage Loans] [Contracts] representing approximately [____]% of the [Mortgage Loans] [Contracts], if a [Mortgage
        Loan] [Contract]  is secured by a Mortgaged
        Property with a Loan-to-Value Ratio at origination in excess of 80%, such [Mortgage Loan] [Contract] is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property.
        To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

               (v)     The issuers of the Primary Insurance
        Policies are insurance companies whose
        claims-paying abilities are currently acceptable to each Rating Agency;

               (vi)    No more than [___]% of the [Mortgage
        Loans] [Contracts] by aggregate Stated Principal
        Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than [___]% of the [Mortgage Loans] [Contracts] by aggregate Stated
        Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside of California;

               (vii)           If the improvements securing a
        [Mortgage Loan] [Contract] are in a federally designated special flood hazard area, flood insurance in the amount required under the Program
        Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

               (viii) Immediately prior to the assignment of the [Mortgage Loans] [Contracts] to the Trustee, the Company had good title to, and was the sole owner of, each [Mortgage Loan] [Contract] free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the [Mortgage Loans]
        [Contracts] to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

               (ix)    Approximately [_____]% of the [Mortgage
        Loans] [Contracts] by aggregate Stated Principal
        Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

               (x) Each Mortgagor represented in its loan application with respect to the related [Mortgage Loan] [Contract] that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such [Mortgage Loan] [Contract]. No Mortgagor is a corporation or a partnership;

               [(xi)           No more than [____]% of the Mortgage
        Loans by aggregate Stated Principal Balance as of the Cut-off Date will be Buydown Mortgage Loans;]

               (xii)           Each [Mortgage Loan] [Contract]
        constitutes a qualified mortgage under Section
        860G(a)(3)(A) of the Code and Treasury Regulations
        Section 1.860G-2(a)(1); and

               (xiii)          A policy of title insurance was
        effective as of the closing of each [Mortgage Loan]
        [Contract] and is valid and binding and remains in full force and effect.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective [Mortgage] [Contract]
Files to the Trustee or any Custodian.

               Upon discovery by any of the Company, the [Master] Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any [Mortgage Loan] [Contract], the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xi), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such [Mortgage Loan] [Contract] from the Trust
Fund at the Purchase Price and in the manner set forth in
Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute [Mortgage
Loan] [Contract] or [Loans] [Contracts] for such
[Mortgage Loan] [Contract] if such substitution occurs within two years following the Closing Date. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any [Mortgage Loan] [Contract] as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding the foregoing, the
Company shall not be required to cure breaches or purchase or substitute for [Mortgage Loans] [Contracts] as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the [Mortgage
Loan] [Contract].

Section 2.04.          Representations and Warranties of
                       Sellers.

               The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a [Mortgage Loan] [Contract]. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential
Funding or the related Seller in respect of such [Mortgage Loan] [Contract] and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the [Master] Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the [Master] Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any [Mortgage Loan] [Contract] which materially and adversely affects the interests of the Certificateholders in such [Mortgage Loan] [Contract], the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The [Master] Servicer shall promptly notify the related Seller or Residential
Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the [Master] Servicer was notified of such breach or (ii) purchase such [Mortgage
Loan] [Contract] from the Trust Fund at the Purchase
Price and in the manner set forth in Section 2.02;
provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute [Mortgage
Loan] [Contract] or [Loans] [Contracts] for such
[Mortgage Loan] [Contract] if such substitution occurs within two years following the Closing Date, except that if the breach would cause the [Mortgage Loan] [Contract] to be other than a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the [Master]
Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that Residential Funding elects to substitute a Qualified Substitute [Mortgage Loan] [Contract] or
[Loans] [Contracts] for a Deleted [Mortgage Loan]
[Contract] pursuant to this Section 2.04, Residential
Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute [Mortgage Loan] [Contract] or Loans, the original [Mortgage Note, the Mortgage] [Contract, the
Title Documents], an Assignment of the [Mortgage]
[Contract] in recordable form, and such other documents and agreements as are required by Section 2.01, with the [Mortgage Note] [Contract] endorsed as required by
Section 2.01.  No substitution will be made in any
calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute [Mortgage Loans] [Contracts] in the month of substitution shall not be part of the Trust Fund and will be retained by the [Master] Servicer and remitted by the [Master] Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted [Mortgage
Loan] [Contract] for such month and thereafter
Residential Funding shall be entitled to retain all amounts received in respect of such Deleted [Mortgage
Loan] [Contract]. The [Master] Servicer shall amend or cause to be amended the [Mortgage Loan] [Contract]
Schedule, [and, if the Deleted [Mortgage Loan] [Contract] was a Discount [Mortgage Loan] [Contract], the Schedule of Discount Fractions], for the benefit of the Certificateholders to reflect the removal of such Deleted [Mortgage Loan] [Contract] and the substitution of the Qualified Substitute [Mortgage Loan] [Contract] or
[Loans] [Contracts] and the [Master] Servicer shall deliver the amended [Mortgage Loan] [Contract] Schedule, and, if the Deleted [Mortgage Loan] [Contract] was a Discount Loan, [the amended Schedule of Discount
Fractions], to the Trustee. Upon such substitution, the Qualified Substitute [Mortgage Loan] [Contract] or
[Loans] [Contracts] shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute [Mortgage Loan] [Contract] contained in the related Seller's Agreement as of the date of substitution, and the Company and the [Master] Servicer shall be deemed to have made with respect to any Qualified Substitute [Mortgage Loan] [Contract] or
[Loans] [Contracts], as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in Section 2.03 hereof and in Section
4 of the Assignment Agreement, and the [Master] Servicer shall be obligated to repurchase or substitute for any Qualified Substitute [Mortgage Loan] [Contract] as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

               In connection with the substitution of one or more Qualified Substitute [Mortgage Loans] [Contracts] for one or more Deleted [Mortgage Loans] [Contracts], the [Master] Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute [Mortgage Loans] [Contracts] as of the date of substitution is less than the aggregate
Stated Principal Balance of all such Deleted [Mortgage Loans] [Contracts] (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust
Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

               It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such [Mortgage
Loan] [Contract] as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. If the [Master] Servicer is Residential Funding, then the
Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement.
In connection with the purchase of or substitution for any such [Mortgage Loan] [Contract] by Residential
Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such [Mortgage Loan] [Contract].

Section 2.05.          Execution and Authentication of
                       Certificates.

               The Trustee acknowledges the assignment to it of the [Mortgage Loans] [Contracts] and the delivery of the [Mortgage] [Contract] Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

                                     ARTICLE III

                            ADMINISTRATION AND SERVICING
                           OF [MORTGAGE LOANS] [CONTRACTS]

Section 3.01.          [Master] Servicer to Act as Servicer.

               (a) The [Master] Servicer shall service and administer the [Mortgage Loans] [Contracts] in accordance with the terms of this Agreement and the respective
[Mortgage Loans] [Contracts] and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the [Master] Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the [Master] Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any [Mortgage and Mortgage Note]
[Contract] in connection with the repurchase of a [Mortgage Loan] [Contract] and all other comparable instruments, or with respect to the modification or re-recording of a [Mortgage] [Contract] for the purpose of correcting the [Mortgage] [Contract], the subordination of the lien of the [Mortgage] [Contract] in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the [Mortgage Loans] [Contracts] and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the [Master]
Servicer shall not permit any modification with respect to any [Mortgage Loan] [Contract] that would constitute a sale or exchange of such [Mortgage Loan] [Contract] within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such [Mortgage Loan]
[Contract] that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the REMIC to fail to qualify as such under the Code. The
Trustee shall furnish the [Master] Servicer with any powers of attorney and other documents necessary or appropriate to enable the [Master] Servicer to service and administer the [Mortgage Loans] [Contracts]. In servicing and administering any Nonsubserviced [Mortgage
Loan] [Contract], the [Master] Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such [Mortgage Loan] [Contract] and had retained the servicing rights and obligations in respect thereof.

               (b)     All costs incurred by the [Master]
Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the [Mortgage Loans] [Contracts] shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related [Mortgage Loans] [Contracts], notwithstanding that the terms of such [Mortgage Loan] [Contract] so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).


               (c) The [Master] Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the [Master] Servicer of amounts received by the [Master]
Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the [Mortgage Loans] [Contracts], which payment obligation will thereafter be an obligation of the [Master] Servicer hereunder.

Section 3.02.          Subservicing Agreements Between [Master]
                       Servicer and Subservicers; Enforcement of
                       Subservicers' and Sellers' Obligations.

               (a) The [Master] Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the [Mortgage Loans] [Contracts]. Each Subservicer of a [Mortgage Loan] [Contract] shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing
Fee from payments of interest received on such [Mortgage Loan] [Contract] after payment of all amounts required to be remitted to the [Master] Servicer in respect of such [Mortgage Loan] [Contract]. For any [Mortgage Loan] [Contract] that is a Nonsubserviced [Mortgage Loan] [Contract], the [Master] Servicer shall be entitled to receive and retain an amount equal to the Subservicing
Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the [Master] Servicer in servicing the [Mortgage Loans] [Contracts] include actions taken or to be taken by a Subservicer on behalf of the [Master] Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the [Master] Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the [Master] Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The [Master] Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the [Master] Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

               (b)     As part of its servicing activities
hereunder, the [Master] Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a [Mortgage Loan] [Contract], including, without limitation, the obligation to purchase a [Mortgage Loan]
[Contract] on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the [Master] Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The [Master] Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related [Mortgage Loan] [Contract] or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Section 3.03.          Successor Subservicers.

               The [Master] Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the [Master] Servicer or the Subservicer, the [Master]
Servicer shall either act as servicer of the related
[Mortgage Loan] [Contract] or enter into a Subservicing
Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement.
If the [Master] Servicer or any Affiliate of Residential
Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the [Master] Servicer enters into a Subservicing Agreement with a successor Subservicer, the [Master] Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated
Subservicer in respect of the related [Mortgage Loans]
[Contracts] and, in the event of any such assumption by the successor Subservicer, the [Master] Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.          Liability of the [Master] Servicer.

               Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the [Master] Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the [Master] Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the [Mortgage Loans] [Contracts] in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the [Master] Servicer alone were servicing and administering the [Mortgage Loans]
[Contracts]. The [Master] Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the [Master] Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.          No Contractual Relationship Between
                       Subservicer and Trustee or
                       Certificateholders.

               Any Subservicing Agreement that may be entered into and any other transactions or services relating to the [Mortgage Loans] [Contracts] involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the [Master] Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a [Mortgage
Loan] [Contract] as referred to in Section 2.02 hereof.

Section 3.06.          Assumption or Termination of Subservicing
                       Agreements by Trustee.

               (a) In the event the [Master] Servicer shall for any reason no longer be the master servicer
(including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the [Master]
Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the [Master] Servicer's interest therein and to have replaced the [Master] Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the [Master] Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

               (b) The [Master] Servicer shall, upon request of the Trustee but at the expense of the [Master]
Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the [Mortgage Loans] [Contracts] then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.          Collection of Certain [Mortgage Loan]
                       [Contract] Payments; Deposits to
                       Custodial Account.

               (a)     The [Master] Servicer shall make
reasonable efforts to collect all payments called for under the terms and provisions of the [Mortgage Loans]
[Contracts], and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.
Consistent with the foregoing, the [Master] Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a [Mortgage Loan] [Contract] and
(ii) extend the Due Date for payments due on a [Mortgage
Loan] [Contract] in accordance with the Program Guide, provided, however, that the [Master] Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance
Policy or materially adversely affect the lien of the related Mortgage. Consistent with the terms of this Agreement, the [Master] Servicer may also waive, modify or vary any term of any [Mortgage Loan] [Contract] or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the [Master] Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that the [Master]
Servicer may not modify materially or permit any Subservicer to modify any [Mortgage Loan] [Contract], including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related [Mortgage Loan] [Contract] or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the [Mortgage Loan] [Contract]), or extend the final maturity date of such [Mortgage Loan] [Contract], unless such [Mortgage Loan] [Contract] is in default or, in the judgment of the [Master] Servicer, such default is reasonably foreseeable.

               (b) The [Master] Servicer shall establish and maintain a Custodial Account in which the [Master]
Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the [Mortgage Loans] [Contracts] subsequent to the Cut-off
Date (other than in respect of principal and interest on the [Mortgage Loans] [Contracts] due on or before the Cut-off Date):

               (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the [Mortgage Loans] [Contracts] and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

               (ii) All payments on account of interest at the Adjusted Mortgage Rate on the [Mortgage Loans] [Contracts], including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

               (iii)           Insurance Proceeds and Liquidation
        Proceeds (net of any related expenses of the Subservicer);

               (iv)    All proceeds of any [Mortgage Loans]
        [Contracts] purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute [Mortgage Loan] [Contract] pursuant to Section 2.03 or 2.04;

               (v)     Any amounts required to be deposited
        pursuant to Section 2.01(f), 3.07(c) or 3.21; and

               (vi)    All amounts transferred from the
        Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial
Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the [Mortgage Loans] [Contracts] which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the [Mortgage Loans] [Contracts] due on or before the Cut-off
Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the [Master]
Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial
Account is so deposited, the [Master] Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The
Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the [Master] Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the [Master] Servicer shall keep records that accurately reflect the funds on deposit in the Custodial
Account that have been identified by it as being attributable to the [Mortgage Loans] [Contracts].

               With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any [Mortgage Loan] [Contract] pursuant to Sections
2.02, 2.03, 2.04 and 4.07 received in any calendar month, the [Master] Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the [Master] Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

               (c) The [Master] Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial
Account attributable to the [Mortgage Loans] [Contracts] in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the [Master] Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the [Mortgage Loans] [Contracts] shall be deposited in the Custodial Account by the [Master] Servicer out of its own funds immediately as realized.

               (d) The [Master] Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.          Subservicing Accounts; Servicing
                       Accounts.

               (a) In those cases where a Subservicer is servicing a [Mortgage Loan] [Contract] pursuant to a Subservicing Agreement, the [Master] Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing
Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the [Master] Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of [Mortgage Loans] [Contracts] received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the [Master] Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the [Master] Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the [Master] Servicer for deposit in the Custodial Account all funds held in the Subservicing
Account with respect to each [Mortgage Loan] [Contract] serviced by such Subservicer that are required to be remitted to the [Master] Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any [Mortgage Loans] [Contracts] for which payment was not received by the Subservicer. This obligation to advance with respect to each [Mortgage Loan] [Contract] will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the [Master] Servicer shall be deposited promptly by it in the Custodial Account.

               (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the [Master] Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a [Mortgage
Loan] [Contract] from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related [Mortgage
Loan] [Contract] as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the [Master] Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

               (c) In addition to the Custodial Account and the Certificate Account, the [Master] Servicer shall for any Nonsubserviced [Mortgage Loan] [Contract], and shall cause the Subservicers for Subserviced [Mortgage Loans]
[Contracts] to, establish and maintain one or more
Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the [Master] Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the [Mortgage Loans] [Contracts] from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the [Master] Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing
Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the [Master] Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

               (d) The [Master] Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the [Master] Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the [Master] Servicer, will be recoverable by the [Master] Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.          Access to Certain Documentation and
                       Information Regarding the [Mortgage
                       Loans] [Contracts].

               In the event that compliance with this Section
3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the [Master] Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the [Mortgage Loans] [Contracts] required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the [Master] Servicer. The [Master] Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the [Master] Servicer.

Section 3.10.          Permitted Withdrawals from the Custodial
                       Account.

               (a)     The [Master] Servicer may, from time to
time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the [Mortgage
Loans] [Contracts] for the following purposes:

               (i)     to make deposits into the Certificate
        Account in the amounts and in the manner provided for in Section 4.01;

               (ii)    to reimburse itself or the related
        Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular [Mortgage Loans]
        [Contracts] (including, for this purpose, REO
        Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a [Mortgage Loan]
        [Contract] pursuant to Section 2.02, 2.03, 2.04 or
        4.07) which represent (A) Late Collections of
        Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

               (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the [Master] Servicer on account of interest on a [Mortgage Loan] [Contract] as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related [Mortgage Loan] [Contract] as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

               (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section
        3.07(c);

               (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section
        3.08(b);

               (vi)    to pay to itself, a Subservicer, a
        Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each [Mortgage Loan] [Contract] or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
        Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts
        received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

               (vii)           to reimburse itself or the related
        Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the [Master] Servicer pursuant to Section
        4.02(a)(iii);

               (viii)          to reimburse itself or the Company
        for expenses incurred by and reimbursable to it or the Company pursuant to Section 3.13, 3.14(c),
        6.03, 10.01 or otherwise;

               (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a [Mortgage Loan] [Contract] or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or
        (viii) above; and

               (x)     to withdraw any amount deposited in the
        Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

               (b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the [Master] Servicer's entitlement thereto is limited to collections or other recoveries on the related [Mortgage Loan] [Contract], the [Master] Servicer shall keep and maintain separate accounting, on a [Mortgage Loan] [Contract] by [Mortgage Loan] [Contract] basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

               (c) Notwithstanding any other provision of this Agreement, the [Master] Servicer shall be entitled to reimburse itself or the related Subservicer for (i) any advance made in respect of a [Mortgage Loan]
[Contract] that the [Master] Servicer determines to be a Nonrecoverable Advance and (ii) any previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11, 3.12 or 3.14 or otherwise reimbursable pursuant to the terms of this Agreement that the [Master] Servicer determines to be otherwise nonrecoverable, by withdrawal from the Custodial Account of amounts on deposit therein attributable to the [Mortgage Loans] [Contracts] on any Certificate Account Deposit Date succeeding the date of such determination.
Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the [Master] Servicer or the related Subservicer).

Section 3.11.          Maintenance of the Primary Insurance
                       Policies; Collections Thereunder.

               (a) The [Master] Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary
Insurance Policy of any loss which, but for the actions of the [Master] Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the [Master] Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related [Mortgage
Loan] [Contract] secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a [Mortgage Loan] [Contract] having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a [Mortgage Loan] [Contract] had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such [Mortgage Loan] [Contract] has a current Loan-to-Value Ratio in excess of 80% then the [Master]
Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The [Master] Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced [Mortgage Loan] [Contract], or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a [Mortgage Loan] [Contract] subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

               (b)     In connection with its activities as
administrator and servicer of the [Mortgage Loans]
[Contracts], the [Master] Servicer agrees to present or to cause the related Subservicer to present, on behalf of the [Master] Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary
Insurance Policies respecting defaulted [Mortgage Loans]
[Contracts].  Pursuant to Section 3.07, any Insurance
Proceeds collected by or remitted to the [Master]
Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.          Maintenance of Fire Insurance and
                       Omissions and Fidelity Coverage.

               (a) The [Master] Servicer shall cause to be maintained for each [Mortgage Loan] [Contract] fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such [Mortgage Loan] [Contract] or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing
Agreement, the [Master] Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The [Master] Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any [Mortgage Loan] [Contract], fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section
3.07, any amounts collected by the [Master] Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged
Property or property thus acquired or amounts released to the Mortgagor in accordance with the [Master] Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the [Master] Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the [Mortgage Loan] [Contract], notwithstanding that the terms of the [Mortgage Loan] [Contract] so permit. Such costs shall be recoverable by the [Master] Servicer as provided in Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a [Mortgage Loan] [Contract] other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a [Mortgage Loan] [Contract] are located at the time of origination of such [Mortgage Loan] [Contract] in a federally designated special flood hazard area, the [Master] Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof.
Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

               In the event that the [Master] Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the [Mortgage Loans] [Contracts], it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section
3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the [Master] Servicer shall, in the event that there shall not have been maintained on the related Mortgaged
Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the [Master] Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial
Account. In connection with its activities as administrator and servicer of the [Mortgage Loans] [Contracts], the [Master] Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

               (b) The [Master] Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the [Master] Servicer's officers and employees and other persons acting on behalf of the [Master] Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the [Master] Servicer if the [Master] Servicer were servicing and administering the [Mortgage Loans] [Contracts] for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the [Master] Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the [Master] Servicer under a policy or bond obtained by an Affiliate of the [Master] Servicer and providing the coverage required by this
Section 3.12(b) shall satisfy the requirements of this
Section 3.12(b).

Section 3.13.          Enforcement of Due-on-Sale Clauses;
                       Assumption and Modification Agreements;
                       Certain Assignments.

               (a) When any Mortgaged Property is conveyed by the Mortgagor, the [Master] Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any [Mortgage
Note or Mortgage] [Contract] to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

               (i) the [Master] Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the [Master] Servicer is restricted by law from preventing; and

               (ii) if the [Master] Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any [Mortgage
        Note or Mortgage] [Contract], the [Master] Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

               (b) Subject to the [Master] Servicer's duty to enforce any due-on-sale clause to the extent set forth in
Section 3.13(a), in any case in which a Mortgaged
Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the [Mortgage
Note or Mortgage] [Contract] which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the [Mortgage Loan] [Contract], the [Master]
Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the [Mortgage Note or Mortgage] [Contract] or other instruments as are reasonable or necessary to carry out the terms of the [Mortgage Note or Mortgage] [Contract] or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall constitute a "significant modification" effecting an exchange or reissuance of such [Mortgage Loan] [Contract] under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and causing the REMIC to fail to qualify as such under the Code. The [Master] Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the [Mortgage Loan] [Contract] to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and
(iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the [Mortgage
Loan] [Contract] will continue to be secured by a first mortgage lien pursuant to the terms of the [Mortgage]
[Contract], (B) such transaction will not adversely affect the coverage under any Required Insurance
Policies, (C) the [Mortgage Loan] [Contract] will fully amortize over the remaining term thereof, (D) no material term of the [Mortgage Loan] [Contract] (including the interest rate on the [Mortgage Loan] [Contract]) will be altered nor will the term of the [Mortgage Loan]
[Contract] be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the [Mortgage Loan] [Contract], such release will not (based on the [Master] Servicer's or Subservicer's good faith determination) adversely affect the collectability of the [Mortgage Loan] [Contract]. Upon receipt of appropriate instructions from the [Master] Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the [Master]
Servicer. Upon the closing of the transactions contemplated by such documents, the [Master] Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the [Mortgage Note or Mortgage] [Contract] to be delivered to the Trustee or the Custodian and deposited with the [Mortgage]
[Contract] File for such [Mortgage Loan] [Contract]. Any fee collected by the [Master] Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the [Master] Servicer or such Subservicer as additional servicing compensation.

               (c)     The [Master] Servicer or the related
Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged
Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related
[Mortgage Loan] [Contract], that the security for, and the timely and full collectability of, such [Mortgage
Loan] [Contract] would not be adversely affected thereby and that the REMIC would not fail to continue to qualify as a REMIC under the Code as a result thereof. Any fee collected by the [Master] Servicer or the related
Subservicer for processing such a request will be retained by the [Master] Servicer or such Subservicer as additional servicing compensation.

               (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and [Master]
Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any [Mortgage Loan]
[Contract], provided the obligee with respect to such [Mortgage Loan] [Contract] following such proposed assignment provides the Trustee and [Master] Servicer with a "Lender Certification for Assignment of [Mortgage
Loan] [Contract]" in the form attached hereto as Exhibit
O, in form and substance satisfactory to the Trustee and [Master] Servicer, providing the following: (i) that the [Mortgage Loan] [Contract] is secured by Mortgaged
Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such [Mortgage Loan] [Contract] and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the [Mortgage Loan] [Contract] following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such [Mortgage Loan] [Contract] prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related [Mortgage Loan]
[Contract]. Upon approval of an assignment in lieu of satisfaction with respect to any [Mortgage Loan]
[Contract], the [Master] Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such [Mortgage Loan] [Contract] and the [Master] Servicer shall treat such amount as a Principal Prepayment in Full with respect to such [Mortgage Loan] [Contract] for all purposes hereof.

Section 3.14.          Realization Upon Defaulted [Mortgage
                       Loans] [Contracts].

               (a) The [Master] Servicer shall foreclose upon or otherwise comparably convert (which may include an REO
Acquisition) the ownership of properties securing such of the [Mortgage Loans] [Contracts] as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the [Master]
Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the [Master] Servicer shall not be liable in any respect hereunder if the [Master] Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The [Master] Servicer, however, shall not be required to expend its own funds in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the [Mortgage Loan] [Contract] to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds
(respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses are actually recoverable from related Liquidation Proceeds, Insurance
Proceeds or REO Proceeds). In the event of a determination by the [Master] Servicer pursuant to this
Section 3.14(a), the [Master] Servicer shall be entitled to reimbursement of its funds so expended pursuant to
Section 3.10.  Concurrently with the foregoing, the
[Master] Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such [Mortgage Loan]
[Contract] in accordance with Sections 2.03 and 2.04.
However, the [Master] Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the [Mortgage Loans] [Contracts] and remedies in connection with a breach of a representation and warranty if the [Master] Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the [Mortgage Loan]
[Contract]. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial
Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing
Officer, the Trustee or any Custodian, as the case may be, shall release to the [Master] Servicer the related
[Mortgage] [Contract] File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the [Master] Servicer, in each case without recourse, as shall be necessary to vest in the [Master]
Servicer or its designee, as the case may be, the related
[Mortgage Loan] [Contract], and thereafter such [Mortgage
Loan] [Contract] shall not be part of the Trust Fund.
Notwithstanding the foregoing or any other provision of this Agreement, in the [Master] Servicer's sole discretion with respect to any defaulted [Mortgage Loan]
[Contract] or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the [Master] Servicer to be received in connection with the related defaulted [Mortgage Loan]
[Contract] or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation
Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized
Loss, the [Master] Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted
[Mortgage Loan] [Contract] or REO Property.

               (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related [Mortgage Loan] [Contract], such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding [Mortgage Loan] [Contract] held in the Trust
Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding [Mortgage Loan]
[Contract] it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

               (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a [Mortgage Loan]
[Contract], the [Master] Servicer shall dispose of such REO Property either (i) within two years after its acquisition by the Trust Fund, as determined for the purposes of Section 860G(a)(8) of the Code or (ii) prior to the expiration of any extension of such two-year grace period which is requested on behalf of the Trust Fund by the [Master] Servicer (at the expense of the Trust Fund) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service unless the [Master] Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the [Master] Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section
860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates or Uncertificated REMIC Regular Interests are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The [Master] Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust
Fund in such a manner or pursuant to any terms that would
(i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the [Master] Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

               (d)     The proceeds of any Cash Liquidation, REO
Disposition or purchase or repurchase of any [Mortgage
Loan] [Contract] pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority:
first, to reimburse the [Master] Servicer or the related
Subservicer in accordance with Section 3.10(a)(ii);
second, to the Certificateholders to the extent of accrued and unpaid interest on the [Mortgage Loan]
[Contract], and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the [Mortgage Loan] [Contract]
(or REO Property); fourth, to all Servicing Fees and
Subservicing Fees payable therefrom (and the [Master]
Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure
Profits.

Section 3.15.          Trustee to Cooperate; Release of
                       [Mortgage] [Contract] Files.

               (a) Upon becoming aware of the payment in full of any [Mortgage Loan] [Contract], or upon the receipt by the [Master] Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the [Master] Servicer will immediately notify the Trustee (if it holds the related [Mortgage]
[Contract] File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the [Mortgage] [Contract] File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related
[Mortgage] [Contract] File to the [Master] Servicer.  The
[Master] Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the [Mortgage]
[Contract], together with the [Mortgage Note] [Contract] with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate
Account.

               (b) From time to time as is appropriate for the servicing or foreclosure of any [Mortgage Loan] [Contract], the [Master] Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the [Mortgage] [Contract] File be released to the [Master] Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the [Mortgage Loan]
[Contract] under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the [Mortgage] [Contract]
File or any document therein to the [Master] Servicer.
The [Master] Servicer shall cause each [Mortgage]
[Contract] File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the [Master]
Servicer no longer exists, unless (i) the [Mortgage Loan] [Contract] has been liquidated and the Liquidation
Proceeds relating to the [Mortgage Loan] [Contract] have been deposited in the Custodial Account or (ii) the [Mortgage] [Contract] File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the [Master] Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such [Mortgage] [Contract] File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a [Mortgage Loan] [Contract], the Trustee shall deliver the Request for Release with respect thereto to the [Master] Servicer upon deposit of the related Liquidation Proceeds in the Custodial
Account.

               (c) The Trustee or the [Master] Servicer on the Trustee's behalf shall execute and deliver to the [Master] Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the [Mortgage
Note or Mortgage] [Contract] or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the [Mortgage Note or Mortgage] [Contract] or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the [Master] Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the [Mortgage] [Contract], except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.          Servicing and Other Compensation[;
                       Compensating Interest].

               (a) The [Master] Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv) and (v) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a [Mortgage Loan]
[Contract]-by-[Mortgage Loan] [Contract] basis. In the event that Liquidation Proceeds, Insurance Proceeds and
REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash
Liquidation or REO Disposition exceed the unpaid principal balance of such [Mortgage Loan] [Contract] plus unpaid interest accrued thereon (including REO Imputed
Interest) at the related Net Mortgage Rate, the [Master]
Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing
Fee or Subservicing Fee considered to be accrued but unpaid.

               (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial
Account or the Certificate Account or otherwise shall be retained by the [Master] Servicer or the Subservicer to the extent provided herein, [subject to clause (e) below].

               (c) The [Master] Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder
(including payment of premiums for the Primary Insurance
Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

               (d) The [Master] Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the [Master]
Servicer under this Agreement.

               (e)     [Notwithstanding clauses (a) and (b)
above, the amount of servicing compensation that the [Master] Servicer shall be entitled to receive for its activities hereunder for the one-month period ending on each Distribution Date shall be reduced (not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date and the [Master] Servicer shall not be entitled to servicing compensation to the extent of such reduction. Such reduction shall be applied during such period as follows: first, to any Servicing
Fee to which the [Master] Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the [Master] Servicer is entitled pursuant to Sections
3.07(c) or 4.01(b), respectively; and third, to any other compensation to which the [Master] Servicer is entitled for its activities hereunder (excluding any additional amounts payable in respect of any Nonsubserviced
[Mortgage Loans] [Contracts]). To the extent that any such reduction is required on any Distribution Date, the [Master] Servicer will (i) first reduce the amount withdrawn from the Custodial Account pursuant to Section
3.10(a)(iii); (ii) next reduce the amount withdrawn from the Custodial Account or Certificate Account pursuant to
Section 3.07(c) or 4.01(b); and (iii) third deposit to the Certificate Account any other amounts representing compensation to which the [Master] Servicer would otherwise be entitled for its activities hereunder, but not in the aggregate more than the amount of Compensating
Interest due with respect to such Distribution Date.]

Section 3.17.          Reports to the Trustee and the Company.

               Not later than fifteen days after each
Distribution Date, the [Master] Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the [Mortgage Loans]
[Contracts] and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the [Mortgage
Loans] [Contracts] for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.          Annual Statement as to Compliance.

               The [Master] Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers'
Certificate stating, as to each signer thereof, that (i) a review of the activities of the [Master] Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the [Master] Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

Section 3.19.          Annual Independent Public Accountants'
                       Servicing Report.

               On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the [Master] Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the [mortgage loans] [manufactured housing contracts] under pooling and servicing agreements (including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of [mortgage loans] [manufactured housing contracts] by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer. For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the Company, the [Master] Servicer and the Trustee relating to Mortgage Pass-Through Certificates evidencing an interest in [first mortgage loans] [manufactured housing contracts] are substantially similar one to another except for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

Section 3.20.          Rights of the Company in Respect of the
                       [Master] Servicer.

               The [Master] Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the [Master] Servicer in respect of its rights and obligations hereunder and access to officers of the [Master] Servicer responsible for such obligations. Upon request, the [Master]
Servicer shall furnish the Company with its most recent financial statements and such other information as the [Master] Servicer possesses regarding its business, affairs, property and condition, financial or otherwise.
The [Master] Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the [Mortgage Loans] [Contracts] or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the [Master] Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the [Master] Servicer hereunder or exercise the rights of the [Master] Servicer hereunder; provided that the [Master] Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the [Master] Servicer and is not obligated to supervise the performance of the [Master] Servicer under this Agreement or otherwise.

[Section 3.21.         Administration of Buydown Funds.

               (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing
Account (the "Buydown Account"). The [Master] Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the [Master] Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

               (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period
(the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown
Account in accordance with the related buydown agreement.
The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the [Master] Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the [Master] Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the [Master] Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.]






                                     ARTICLE IV

                           PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.          Certificate Account.

               (a) The [Master] Servicer acting as agent of the Trustee shall establish and maintain a Certificate
Account in which the [Master] Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M.
New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Custodial Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 4.07, (iv) the amount by which the servicing compensation is reduced with respect to the period ending on the immediately succeeding Distribution Date pursuant to Section 3.16(e);
and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding
Distribution Date.

               (b) The Trustee shall, upon written request from the [Master] Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted
Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution
Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the [Master] Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the [Master] Servicer out of its own funds immediately as realized.

Section 4.02.          Distributions.

               (a) On each Distribution Date the [Master] Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee, shall distribute to the [Master] Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the [Master] Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record
Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such
Certificateholder has so notified the [Master] Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the [Master]
Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

               (i) to the Class A Certificateholders (other than the Class A-4 Certificateholders) and Class R Certificateholders on a pro rata basis based on Accrued Certificate Interest payable thereon,
        Accrued Certificate Interest on such Classes of Certificates as applicable for such Distribution
        Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution
        Date except as provided below; provided that if such Distribution Date is on or prior to the Accretion Termination Date, no distribution shall be made pursuant to this clause (i) to the Class
        A-3 Certificateholders to the extent that Accrued Certificate Interest is not then payable in accordance with Section 4.02(d);

               (ii) (X) to the Class A-4 Certificateholders, except as otherwise provided in Section
               4.02(c), the Class A-4 Principal Distribution
               Amount; and

                       (Y) to the Class A (other than the Class
               A-4 and Class A-5 Certificateholders) and
               Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b), (c) and (d) the sum of the following (applied to reduce the Certificate Principal Balances of such Class A or Class R Certificates, as applicable):

                               (A)    the Senior Percentage for such
                       Distribution Date times the sum of the
                       following:

                               (1)    the principal portion of each
                       Monthly Payment due during the related
                       Due Period on each Outstanding [Mortgage
                       Loan] [Contract] (other than the related
                       Discount Fraction of the principal
                       portion of such payment with respect to a Discount [Mortgage Loan] [Contract]), whether or not received, minus the principal portion of any Debt Service Reduction (other than the related
                       Discount Fraction of the principal
                       portion of such Debt Service Reduction
                       with respect to a Discount [Mortgage
                       Loan] [Contract]) which together with
                       other Bankruptcy Losses exceeds the
                       Bankruptcy Amount;

                               (2)    the Stated Principal Balance of
                       any [Mortgage Loan] [Contract]
                       repurchased during the related Prepayment
                       Period (or deemed to have been so
                       repurchased in accordance with Section
                       3.07(b)) pursuant to Section 2.02, 2.03,
                       2.04 or 4.07 and the amount of any
                       shortfall deposited in the Custodial
                       Account in connection with the
                       substitution of a Deleted [Mortgage Loan]
                       [Contract] pursuant to Section 2.03 or
                       2.04 during the related Prepayment Period
                       (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount
                       [Mortgage Loan] [Contract]); and

                               (3)    the principal portion of all
                       other unscheduled collections (other than
                       Principal Prepayments in Full and
                       Curtailments and amounts received in
                       connection with a Cash Liquidation or REO
                       Disposition of a [Mortgage Loan]
                       [Contract] described in Section
                       4.02(a)(ii)(Y)(B) including without
                       limitation Insurance Proceeds,
                       Liquidation Proceeds and REO Proceeds)
                       received during the related Prepayment
                       Period (or deemed to have been so
                       received in accordance with Section
                       3.07(b)) to the extent applied by the
                       [Master] Servicer as recoveries of
                       principal of the related [Mortgage Loan]
                       [Contract] pursuant to Section 3.14
                       (other than the related Discount Fraction of the principal portion of such unscheduled collections with respect to a Discount [Mortgage Loan] [Contract]);

                       (B)     with respect to each [Mortgage Loan]
        [Contract] for which a Cash Liquidation or an REO
        Disposition occurred during the related Prepayment
        Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or
        Extraordinary Losses an amount equal to the lesser of (a) the Senior Percentage for such Distribution
        Date times the Stated Principal Balance of such [Mortgage Loan] [Contract] (other than the related
        Discount Fraction of such Stated Principal Balance, with respect to a Discount [Mortgage Loan]
        [Contract]) and (b) the Senior Accelerated
        Distribution Percentage for such Distribution Date times the related collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the [Master] Servicer as recoveries of principal of the related [Mortgage Loan] [Contract] pursuant to
        Section 3.14 (other than the related Discount
        Fraction of the principal portion of such collections with respect to a Discount [Mortgage
        Loan] [Contract]);

                       (C)     if such Distribution Date is on or
        prior to the Accretion Termination Date, the Accrued Certificate Interest on the Class A-3
        Certificates that would otherwise be distributed to such Certificates on such Distribution Date, to the extent added to the Certificate Principal Balance of such Class on such Distribution Date in accordance with Section 4.02(d);

                       (D)     the Senior Accelerated Distribution
        Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment
        Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount [Mortgage Loan]
        [Contract]);

                       (E)     any Excess Subordinate Principal
        Amount for such Distribution Date; and

                       (F)     any amounts described in subsection
        (a)(ii)(Y), clauses (A), (B), (C) and (D) of this
        Section 4.02(a), as determined for any previous
        Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (F) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M
        Certificates or Class B Certificates;

               (iii)           if the Certificate Principal
        Balances of the Class M Certificates and Class B
        Certificates have not been reduced to zero; to the [Master] Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any [Mortgage Loan] [Contract] or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such [Mortgage Loan] [Contract] or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess
        Special Hazard Losses, Excess Fraud Losses, Excess
        Bankruptcy Losses or Extraordinary Losses;

               (iv)    to the Holders of the Class M
        Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v)     to the Holders of the Class M
        Certificates, an amount equal to the Subordinate
        Principal Distribution Amount for such Class of
        Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class M Certificates;

               (vi)    to the Holders of the Class B
        Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class B Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B Certificates;

               (viii) to the Class A (other than the Class A-4 and Class A-5 Certificateholders) and Class R
        Certificateholders in the priority set forth in
        Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and
        Class R Certificates, but in no event more than the sum of the outstanding Certificate Principal
        Balances of each Class of Class A (other than the Class A-4 Certificates) and Class R Certificates and thereafter to the Class M Certificates, any portion of the Available Distribution Amount remaining after the Class A (other than the Class
        A-4 and Class A-5 Certificates) and Class R
        Certificates have been retired, applied to reduce the Certificate Principal Balance of the Class M
        Certificates, but in no event more than the outstanding Certificate Principal Balance of the Class M Certificates; and thereafter to the Class B
        Certificates, any portion of the Available
        Distribution Amount remaining after the Class M
        Certificates have been retired, applied to reduce the Certificate Principal Balance of the Class B
        Certificates, but in no event more than the outstanding Certificate Principal Balance of the Class B Certificates; and

               (ix)    to the Class R Certificateholders, the
        balance, if any, of the Available Distribution
        Amount.

               Notwithstanding the foregoing, on any
Distribution Date, with respect to the Class of Class B
Certificates outstanding on such Distribution Date, or in the event the Class B Certificates are no longer outstanding, the Class M Certificates then outstanding, or in the event the Class B Certificates and Class M
Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution
Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the [Master] Servicer with respect to the related [Mortgage Loan] [Contract] where such [Mortgage Loan] [Contract] has not yet been the subject of a Cash Liquidation or REO Disposition.

               (b)     Distributions of principal on the Class A
(other than the Class A-5 Certificates) and Class R
Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

               (i) to the Class A-4 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-4 Principal
        Distribution Amount") equal to the aggregate of:

                       (1)     the related Discount Fraction of the
               principal portion of each Monthly Payment on each Discount [Mortgage Loan] [Contract] due during the related Due Period, whether or not received on or prior to the related
               Determination Date, minus the Discount
               Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                       (2)     the related Discount Fraction of the
               principal portion of all unscheduled
               collections on each Discount [Mortgage Loan]
               [Contract] received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO
               Disposition of a Discount [Mortgage Loan]
               [Contract] described in clause (3) below), including Principal Prepayments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount [Mortgage
               Loans] [Contracts] (or, in the case of a substitution, certain amounts representing a principal adjustment) as required hereunder;

                       (3)     in connection with the Cash
               Liquidation or REO Disposition of a Discount
               [Mortgage Loan] [Contract] that occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the applicable Discount Fraction of the Stated Principal Balance of such Discount [Mortgage Loan] [Contract] immediately prior to such Distribution Date net of the principal portion of any related Realized Loss allocated to the Class A-4 Certificates on such Distribution Date; and

                       (4)     any amounts allocable to principal
               for any previous Distribution Date (calculated pursuant to clauses (1) - (3) above) that remain undistributed;

               (ii) the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance is reduced to zero; and

               (iii) the balance of the Senior Principal Distribution Amount remaining after the distribution described in clause (i) above shall be distributed in reduction of the Certificate
        Principal Balances of the classes set forth below as follows:

                       (A)     first, [___________]% and
               [__________]% of such amount, concurrently, to the Class A-1 Certificates and Class A-2 Certificates, respectively, until the Certificate Principal Balances thereof have been reduced to zero; and

                       (B)     second, to the Class A-3
               Certificates, until the Certificate Principal
               Balance thereof has been reduced to zero.

               (c)     On or after the occurrence of the Credit
Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various Classes of Class
A (other than the Class A-4 Certificates) and Class R
Certificates will be disregarded, an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount [Mortgage Loans] [Contracts] will be distributed to the Class A-4 Certificates, and the Senior Principal Distribution Amount will be distributed among all Classes of Class A (other than the Class A-4 Certificates) Certificates and Class R
Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

               (d) On each Distribution Date prior to the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-3
Certificates for such Distribution Date (or from any previous Distribution Date) that would otherwise be distributed on such Certificates on such Distribution
Date pursuant to Section 4.02(a)(i) shall be added to the Certificate Principal Balance thereof. After the
Accretion Termination Date and on the Accretion
Termination Date if such date is the Credit Support
Depletion Date, the entire amount of Accrued Certificate Interest on the Class A-3 Certificates for such Distribution Date shall be payable to such Certificates.
On the Accretion Termination Date if such date is not the Credit Support Deletion Date, Accrued Certificate
Interest will be added to the Certificate Principal
Balance of the Class A-3 Certificates in the manner described in the first sentence of this Section 4.02(d), but only to the extent that such amount is necessary to increase the Senior Principal Distribution Amount to an amount that will reduce the Certificate Principal
Balances of the Class A-1, Class A-2, Class A-3 and Class
R Certificates to zero.

               (e)     In addition to the foregoing
distributions, with respect to any [Mortgage Loan]
[Contract] that was previously the subject of a Cash
Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the [Master] Servicer receives amounts, which the [Master] Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such [Mortgage Loan] [Contract]
(including, but not limited to, recoveries in respect of the representations and warranties made by the related
Seller pursuant to the applicable Seller's Agreement), the [Master] Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), subject to the following. No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash
Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero.
Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized
Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the [Master] Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to [Mortgage Loans] [Contracts] that are no longer assets of the Trust Fund.

Section 4.03.          Statements to Certificateholders.

               (a)     Concurrently with each distribution
charged to the Certificate Account and with respect to each Distribution Date the [Master] Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

               (i)     (a) the amount of such distribution to
        the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

               (ii)    the amount of such distribution to
        Holders of such Class of Certificates allocable to interest and the amount of interest allocable to the Class A-3 Certificates and added to the Certificate Principal Balance thereof;

               (iii)           if the distribution to the Holders
        of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

               (iv)    the amount of any Advance by the [Master]
        Servicer pursuant to Section 4.04;

               (v)     the number and Pool Stated Principal
        Balance of the [Mortgage Loans] [Contracts] after giving effect to the distribution of principal on such Distribution Date;

               (vi) the Certificate Principal Balance of each Class of Certificates and each of the Senior, Class
        M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

               (vii)           the related Subordinate Principal
        Distribution Amount and Prepayment Distribution
        Percentage, if applicable;

               (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of [Mortgage
        Loans] [Contracts] that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of [Mortgage Loans] [Contracts] that are in foreclosure;

               (ix)    the number, aggregate principal balance
        and book value of any REO Properties;

               (x)     the aggregate Accrued Certificate
        Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

               (xi)    the Special Hazard Amount, Fraud Loss
        Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

               (xii)           the Pass-Through Rate on the Class
        A-5 Certificates for such Distribution Date;

               (xiii)          the occurrence of the Credit Support
        Depletion Date;

               (xiv) the Senior Accelerated Distribution Percentage applicable to such distribution;

               (xv)    the Senior Percentage for such
        Distribution Date;

               (xvi)           the aggregate amount of Realized
        Losses for such Distribution Date;

               (xvii)          the aggregate amount of any
        recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

               (xviii)         the weighted average remaining term
        to maturity of the [Mortgage Loans] [Contracts] after giving effect to the amounts distributed on such Distribution Date; and

               (xix) the weighted average Mortgage Rates of the [Mortgage Loans] [Contracts] after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses
(i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.
In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the [Master] Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the [Master] Servicer at no additional expense to the [Master] Servicer.

               (b) Within a reasonable period of time after the end of each calendar year, the [Master] Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses
(i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the [Master] Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the [Master]
Servicer and Trustee pursuant to any requirements of the Code.

               (c) Within a reasonable period of time after the end of each calendar year, the [Master] Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the [Master] Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the [Master]
Servicer and Trustee pursuant to any requirements of the Code.


        (d)    Upon the written request of any
Certificateholder, the [Master] Servicer, as soon as reasonably practicable, shall provide the requesting
Certificateholder with such information as is necessary and appropriate, in the [Master] Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04.          Distribution of Reports to the Trustee
                       and the Company; Advances by the [Master]
                       Servicer.


               (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the [Master] Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the [Master] Servicer on request) setting forth (i) the Available Distribution Amount and
(ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate
Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the [Master] Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

               (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the [Master]
Servicer shall either (i) deposit in the Certificate
Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the [Master] Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments
(with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt
Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding [Mortgage Loans] [Contracts] as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the [Master] Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the [Mortgage Loans] [Contracts] that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit
Date shall be less than payments to Certificateholders required to be made on the following Distribution Date.
The [Master] Servicer shall be entitled to use any Advance made by a Subservicer as described in Section
3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the [Master] Servicer pursuant to this
Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding
Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous
Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the [Master] Servicer from recoveries on related [Mortgage Loans] [Contracts] pursuant to Section
3.10.

               The determination by the [Master] Servicer that it has made a Nonrecoverable Advance or that any proposed
Advance, if made, would constitute a Nonrecoverable
Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

               In the event that the [Master] Servicer
determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account
Deposit Date the Trustee shall, unless by 12:00 Noon, New
York time, on such day the Trustee shall have been notified in writing (by telecopy) that the [Master]
Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the [Master] Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the [Master] Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the [Master] Servicer hereunder, including the obligation to deposit in the Certificate
Account an amount equal to the Advance for the immediately succeeding Distribution Date.

               The Trustee shall deposit all funds it receives pursuant to this Section 4.04 into the Certificate
Account.

Section 4.05.          Allocation of Realized Losses.

               Prior to each Distribution Date, the [Master] Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized
Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class M Certificates until the Certificate Principal
Balance thereof has been reduced to zero; third, if such Realized Losses are on a Discount [Mortgage Loan] [Contract], to the Class A-4 Certificates in a amount equal to the Discount Fraction of the principal portion thereof; and fourth, to the Class A (other than the Class A-4 Certificates) and Class R Certificates on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount [Mortgage Loans] [Contracts] will be allocated among the Class A (except the Class A-4 Certificates), Class M, Class B and Class
R Certificates on a pro rata basis, as described below.
The principal portion of such losses on Discount
[Mortgage Loans] [Contracts] will be allocated to the Class A-4 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount [Mortgage Loans] [Contracts] will be allocated among the Class A (other than the Class A-4 Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

               As used herein, with respect to a [Mortgage
Loan] [Contract] that is not a Discount [Mortgage Loan]
[Contract], an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate
Interest (without regard to any Compensating Interest for such Distribution Date) thereon in the case of an interest portion of a Realized Loss. With respect to a Discount [Mortgage Loan] [Contract], an allocation of a Realized Loss on a "pro rata basis" means an allocation to the Class A-4 Certificates in an amount equal to the Discount Fraction of the principal portion thereof, with the remainder of such Realized Loss on such Discount
[Mortgage Loan] [Contract] allocated to the other applicable Classes of Certificates on a pro rata basis as described in the immediately preceding sentence. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt
Service Reductions) to a Class of Certificates, shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution
Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class of Class B Certificates then outstanding with the highest numerical designation or, after the Certificate Principal Balances of the Class B
Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a).
Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued
Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

Section 4.06.          Reports of Foreclosures and Abandonment
                       of Mortgaged Property.

               The [Master] Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and
6050P of the Code and deliver to the Trustee an Officers' Certificate stating that such reports have been filed.
Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections
6050H, 6050J and 6050P of the Code.

Section 4.07.          Optional Purchase of Defaulted [Mortgage
                       Loans] [Contracts].

               As to any [Mortgage Loan] [Contract] which is delinquent in payment by 90 days or more, the [Master] Servicer may, at its option, purchase such [Mortgage
Loan] [Contract] from the Trustee at the Purchase Price therefor. If at any time the [Master] Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a [Mortgage Loan] [Contract], and the [Master] Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such [Mortgage Loan] [Contract] at the request of the [Master] Servicer without recourse to the [Master] Servicer which shall succeed to all the Trustee's right, title and interest in and to such [Mortgage Loan] [Contract], and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The [Master] Servicer will thereupon own such [Mortgage Loan]
[Contract], and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the [Master] Servicer shall continue to service any such [Mortgage Loan] [Contract] after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such [Mortgage Loan] [Contract] occurs, allocate such Realized Loss in accordance with the terms hereof as if such [Mortgage
Loan] [Contract] had not been so purchased.

        Section 4.08.          Distributions on the Uncertificated
                               Regular Interests.


               (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC Regular Interests, an amount equal to the amount distributable on such Distribution
Date to the Class A-5 Certificateholders pursuant to
Section 4.02(a)(i) in payment of Uncertificated Accrued Interest on the Uncertificated REMIC Regular Interests for such Distribution Date plus any Uncertificated
Accrued Interest thereon remaining unpaid from any previous Distribution Date.

               (b)     In determining from time to time the
Uncertificated REMIC Regular Interests Distribution
Amounts, Realized Losses allocated to the Class A-5
Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC Regular Interests on a pro rata basis based on the Uncertificated Accrued Interest for the related Distribution Date.

               (c) On each Distribution Date the Trustee shall be deemed to distribute from the Trust Fund, in the priority set forth in Sections 4.02(a) and (b), to the Class A-5 Certificates the amounts distributable thereon, from the Uncertificated REMIC Regular Interest
Distribution Amounts deemed to have been received by the Trust Fund under this Section 4.08. The amount deemed distributable hereunder with respect to the Class A-5 Certificates shall equal 100% of the amounts payable with respect to Uncertificated REMIC Regular Interests.

               (d) Notwithstanding the deemed distributions on the Uncertificated REMIC Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with
Section 4.02.




                                      ARTICLE V

                                  THE CERTIFICATES

Section 5.01.          The Certificates.

               (a)     The Class A, Class M, Class B and Class R
Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class A-5 and Class R Certificates, shall be issuable in minimum dollar denominations of $[_______] (or
$[_______] in the case of the Class [__], Class [___] and Class [___] Certificates and integral multiples of $[_____] in excess thereof, [except that one Certificate of each of the Class [___], Class [___], Class [___],
Class [___] Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $[_____]].

       Class [___]:            $[________]
       Class [___]:            $[________]
       Class [___]:            $[________]
       Class [___]:            $[________]

               The Class A-5 and Class R Certificates shall be issuable in minimum denominations of not less than a [___]% Percentage Interest [; provided, however, that one
Class R Certificate will be issuable to Residential
Funding as "tax matters person" pursuant to Section
10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%].

               The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates.
No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Section 5.02.          Registration of Transfer and Exchange of
                       Certificates.

               (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate
Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the [Master] Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

               (b)     Upon surrender for registration of
transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class A-3, Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

               (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate
Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

               (d) Except as provided in Section 5.02(e), no transfer, sale, pledge or other disposition of a Class B
Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made (i) unless the Company directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the [Master]
Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the [Master] Servicer. The Holder of a Class B
Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the [Master] Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

               (e) Transfers of Class B Certificates after the first transfer to a Person that is not an affiliate of the Company may be made if the prospective transferee of such a Certificate provides the Trustee and the [Master] Servicer with an investment letter substantially in the form of Exhibit L attached hereto (except that paragraph 3 of Exhibit L shall not be required in the case of a transfer of the Class A-3 Certificates), which investment letter shall not be an expense of the Trustee, the Company or the [Master] Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(d) hereof.
The Holder of such a Certificate desiring to effect such transfer (except for any Holder of such Certificate on the Closing Date) does hereby agree to indemnify the Trustee, the Company, the [Master] Servicer and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement. Each Holder of such a Certificate on the Closing Date does hereby agree that it will comply with the requirements of this Section 5.02(e) in connection with the transfer of any such Certificate.

               (f) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended
("ERISA") or Section 4975 of the Code (or comparable provisions of any subsequent enactments), an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition, unless otherwise directed by the Company, the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the [Master] Servicer to the effect that the purchase or holding of a Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the [Master] Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the [Master] Servicer. The Trustee may require that any prospective transferee of a Class M, Class B or Class R Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, an investment manager, a named fiduciary or a trustee of any such plan, or any other
Person who is using "plan assets" of any such plan to effect such acquisition.

               (g) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A)     Each Person holding or acquiring any
        Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R
        Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit
        I-1) from the proposed Transferee, in form and substance satisfactory to the [Master] Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the [Master] Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

               (C)     Notwithstanding the delivery of a
        Transfer Affidavit and Agreement by a proposed
        Transferee under clause (B) above, if a Responsible
        Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed
        Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R
        Certificate to such proposed Transferee shall be effected.

               (D)     Each Person holding or acquiring any
        Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as
        Exhibit I-2.

               (E)     Each Person holding or acquiring an
        Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury
        Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R
        Certificate, if it is, or is holding an Ownership
        Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

               (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class
R Certificates to Non-United States Persons and
"Disqualified Organizations" (as defined in Section
860E(e)(5) of the Code) are prohibited.

               (iii)           (A) If any "Disqualified
Organization" (as defined in Section 860E(e) of the Code) shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R
Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or
Section 1.860G-3, then the last preceding Permitted
Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause
(iii)(A) above shall be invalid, illegal or unenforceable, then the [Master] Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R
Certificate to a purchaser selected by the [Master]
Servicer on such terms as the [Master] Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the [Master] Servicer. Such purchaser may be the [Master] Servicer itself or any Affiliate of the [Master] Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the [Master] Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the [Master] Servicer to such purported
Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the [Master] Servicer, and the [Master]
Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

               (iv) The [Master] Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R
Certificates required to be provided to the Internal
Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the [Master] Servicer from such Person.

               (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

               (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

               (B) a certificate of the [Master] Servicer stating that the [Master] Servicer has received an Opinion of Counsel, in form and substance satisfactory to the [Master] Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a
        Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

               (h)     No service charge shall be made for any
transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate
Registrar.

Section 5.03.          Mutilated, Destroyed, Lost or Stolen
                       Certificates.

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding.
Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.          Persons Deemed Owners.

               Prior to due presentation of a Certificate for registration of transfer, the Company, the [Master]
Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the [Master] Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the [Master] Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section
5.02(f).

Section 5.05.          Appointment of Paying Agent.

               The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the [Master] Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section
4.02, such sum to be held in trust for the benefit of Certificateholders.

               The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible
Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

Section 5.06.          Optional Purchase of Certificates.

               (a)     On any Distribution Date on which the Pool
Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans]
[Contracts], either the [Master] Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued
Certificate Interest thereon and any previously unpaid
Accrued Certificate Interest.

               (b) The [Master] Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the [Master] Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the [Master] Servicer or the Company, as applicable, by letter to Certificateholders
(with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

               (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated;

               (ii)    the purchase price therefor, if known;
        and

               (iii)           that the Record Date otherwise
        applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the [Master] Servicer or the Company gives the notice specified above, the [Master] Servicer or the Company, as applicable, shall deposit in the Certificate
Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

               (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding
Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

               (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this
Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the [Master] Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the [Master] Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the [Master] Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates.
The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the [Master] Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the [Master] Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the [Master] Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder.
The [Master] Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.







                                     ARTICLE VI

                        THE COMPANY AND THE [MASTER] SERVICER

Section 6.01. Respective Liabilities of the Company and the [Master] Servicer.

               The Company and the [Master] Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the [Master]
Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the [Mortgage Loans] [Contracts], nor is it obligated by Section 7.01 or Section 10.01 to assume any obligations of the [Master] Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the [Master] Servicer; Assignment of
                       Rights and Delegation of Duties by
                       [Master] Servicer.

               (a) The Company and the [Master] Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the [Mortgage Loans] [Contracts] and to perform its respective duties under this Agreement.

               (b) Any Person into which the Company or the [Master] Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the [Master] Servicer shall be a party, or any Person succeeding to the business of the Company or the [Master] Servicer, shall be the successor of the Company or the [Master] Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the [Master] Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

               (c)     Notwithstanding anything else in this
Section 6.02 and Section 6.04 to the contrary, the [Master] Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the [Mortgage Loans] [Contracts] and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the [Master] Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the [Master] Servicer shall be released from its obligations under this Agreement, except that the [Master] Servicer shall remain liable for all liabilities and obligations incurred by it as [Master] Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.          Limitation on Liability of the Company,
                       the Master Servicer and Others.

               Neither the Company, the [Master] Servicer nor any of the directors, officers, employees or agents of the Company or the [Master] Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the [Master] Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the [Master] Servicer and any director, officer, employee or agent of the Company or the [Master] Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the [Master] Servicer and any director, officer, employee or agent of the Company or the [Master] Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific [Mortgage Loan] [Contract] or [Mortgage Loans] [Contracts] (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

               Neither the Company nor the [Master] Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the [Master]
Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the [Master] Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the [Mortgage
Loans] [Contracts] on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.          Company and [Master] Servicer Not to
                       Resign.

               Subject to the provisions of Section 6.02, neither the Company nor the [Master] Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law.
Any such determination permitting the resignation of the Company or the [Master] Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the [Master] Servicer shall become effective until the Trustee or a successor servicer shall have assumed the [Master] Servicer's responsibilities and obligations in accordance with
Section 7.02.












                                     ARTICLE VII

                                       DEFAULT

Section 7.01.          Events of Default.

               Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i)     the [Master] Servicer shall fail to
        distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the [Master]
        Servicer by the Trustee or the Company or to the [Master] Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

               (ii)    the [Master] Servicer shall fail to
        observe or perform in any material respect any other of the covenants or agreements on the part of the [Master] Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days
        (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the [Master] Servicer by the Trustee or the Company, or to the [Master] Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the [Master]
        Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (iv) the [Master] Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the [Master]
        Servicer or of, or relating to, all or
        substantially all of the property of the [Master]
        Servicer; or

               (v)     the [Master] Servicer shall admit in
        writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi)    the [Master] Servicer shall notify the
        Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

               If an Event of Default described in clauses
(i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting
Rights, the Trustee shall, by notice in writing to the [Master] Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the [Master] Servicer under this Agreement and in and to the [Mortgage Loans] [Contracts] and the proceeds thereof, other than its rights as a Certificateholder hereunder.
If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the [Master]
Servicer and the Company, immediately terminate all of the rights and obligations of the [Master] Servicer under this Agreement and in and to the [Mortgage Loans]
[Contracts] and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in
Section 4.04(b).  On or after the receipt by the [Master]
Servicer of such written notice, all authority and power of the [Master] Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the [Mortgage Loans] [Contracts] or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the [Master] Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the [Mortgage
Loans] [Contracts] and related documents, or otherwise.
The [Master] Servicer agrees to cooperate with the Trustee in effecting the termination of the [Master]
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the [Mortgage
Loans] [Contracts]. No such termination shall release the [Master] Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

               Notwithstanding any termination of the
activities of [__________] in its capacity as [Master]
Servicer hereunder, [__________] shall be entitled to receive, out of any late collection of a Monthly Payment on a [Mortgage Loan] [Contract] which was due prior to the notice terminating [__________] rights and obligations as [Master] Servicer hereunder and received after such notice, that portion to which [__________] would have been entitled pursuant to Sections
3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to [__________] hereunder the entitlement to which arose prior to the termination of its activities hereunder.
Upon the termination of [__________] as [Master] Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.          Trustee or Company to Act; Appointment of
                       Successor.

               On and after the time the [Master] Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the [Master] Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the [Master] Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial
Account or the Certificate Account pursuant to Sections
3.07(c) and 4.01(b) by the terms and provisions hereof);
provided, however, that any failure to perform such duties or responsibilities caused by the preceding
[Master] Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the [Mortgage Loans] [Contracts] which the [Master] Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the [Master] Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the [Mortgage Loans] [Contracts] held in the Custodial
Account or the Certificate Account. If the Trustee has become the successor to the [Master] Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the [Master] Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the [Master] Servicer hereunder. Pending appointment of a successor to the [Master] Servicer hereunder, the Trustee shall become successor to the [Master] Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on [Mortgage Loans] [Contracts] as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial [Master] Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The
Servicing Fee for any successor [Master] Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those [Mortgage Loans] [Contracts], if any, where the Subservicing Fee accrues at a rate of less than [___]% per annum in the event that the successor
[Master] Servicer is not servicing such [Mortgage Loans]
[Contracts] directly and it is necessary to raise the related Subservicing Fee to a rate of [___]% per annum in order to hire a Subservicer with respect to such [Mortgage Loans] [Contracts].

Section 7.03.          Notification to Certificateholders.

               (a) Upon any such termination or appointment of a successor to the [Master] Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

               (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.          Waiver of Events of Default.

               The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.













                                    ARTICLE VIII

                               CONCERNING THE TRUSTEE

Section 8.01.          Duties of Trustee.

               (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

               (b)     The Trustee, upon receipt of all
resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

               The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The
Trustee shall furnish in a timely fashion to the [Master]
Servicer such information as the [Master] Servicer may reasonably request from time to time for the [Master]
Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

               (c)     No provision of this Agreement shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the [Master] Servicer and which on their face, do not contradict the requirements of this Agreement;

               (ii)    The Trustee shall not be personally
        liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the [Master] Servicer, the Company or any Certificateholder; and

               (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds
        (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A)
"prohibited transaction" penalty taxes as defined in
Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.          Certain Matters Affecting the Trustee.

               (a)     Except as otherwise provided in Section
                       8.01:

               (i)     The Trustee may rely and shall be
        protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv)    The Trustee shall not be personally
        liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the [Master] Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

               (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the [Master] Servicer in a timely manner any Tax Returns prepared by or on behalf of the [Master] Servicer that the Trustee is required to sign as determined by the [Master] Servicer pursuant to applicable federal, state or local tax laws, provided that the [Master] Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

               (b)     Following the issuance of the
Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03.          Trustee Not Liable for Certificates or
                       [Mortgage Loans] [Contracts].

               The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the [Mortgage Loans] [Contracts]) shall be taken as the statements of the Company or the [Master] Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any [Mortgage Loan] [Contract] or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the [Master] Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the [Master] Servicer in respect of the [Mortgage Loans]
[Contracts] or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the [Master] Servicer.

Section 8.04.          Trustee May Own Certificates.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.          [Master] Servicer to Pay Trustee's Fees
                       and Expenses; Indemnification.

               (a) The [Master] Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the [Master] Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement
(including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section
8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

               (b) The [Master] Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

               (i)     with respect to any such claim, the
        Trustee shall have given the [Master] Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

               (ii)    while maintaining control over its own
        defense, the Trustee shall cooperate and consult fully with the [Master] Servicer in preparing such defense; and

               (iii) notwithstanding anything in this Agreement to the contrary, the [Master] Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the [Master] Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the [Master] Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

               Notwithstanding the foregoing, the
indemnification provided by the [Master] Servicer in this
Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

Section 8.06.          Eligibility Requirements for Trustee.

               The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.          Resignation and Removal of the Trustee.

               (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section
8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the [Master] Servicer or the
Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

               (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

               (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.          Successor Trustee.

               (a)     Any successor trustee appointed as
provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all [Mortgage] [Contract] Files and related documents and statements held by it hereunder (other than any [Mortgage] [Contract] Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the [Master]
Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

               (b)     No successor trustee shall accept
appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

               (c)     Upon acceptance of appointment by a
successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.          Merger or Consolidation of Trustee.

               Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.          Appointment of Co-Trustee or Separate
                       Trustee.

               (a)     Notwithstanding any other provisions
hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the [Master] Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the [Master] Servicer and the Trustee may consider necessary or desirable. If the [Master]
Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

               (b)     In the case of any appointment of a
co-trustee or separate trustee pursuant to this Section
8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the [Master]
Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

               (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this
Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

               (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.          Appointment of Custodians.

               The Trustee may, with the consent of the [Master] Servicer and the Company, appoint one or more
Custodians who are not Affiliates of the Company, the [Master] Servicer or any Seller to hold all or a portion of the [Mortgage] [Contract] Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any [Mortgage] [Contract] File. Each Custodial
Agreement may be amended only as provided in Section
11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

Section 8.12.          Appointment of Office or Agency.

               The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange.
The Trustee initially designates its offices located at [____________________] for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.




                                     ARTICLE IX

                                     TERMINATION

Section 9.01.          Termination Upon Purchase by the [Master]
                       Servicer or the Company or Liquidation of All [Mortgage Loans] [Contracts].

               (a)     Subject to Section 9.02, the respective
obligations and responsibilities of the Company, the [Master] Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final
Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final
Distribution Date pursuant to this Article IX following the earlier of:

               (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last [Mortgage Loan] [Contract] remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract], or

               (ii) the purchase by the [Master] Servicer or the Company of all [Mortgage Loans] [Contracts] and all property acquired in respect of any [Mortgage
        Loan] [Contract] remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each [Mortgage Loan] [Contract] (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such [Mortgage Loan] [Contract] with respect to [Mortgage Loans] [Contracts] as to which title has been acquired), including with respect to any mortgage loan as to which an REO Property was acquired, the unpaid principal balance thereof immediately prior to the date of acquisition (net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the [Master] Servicer, to avoid disqualification of the Trust Fund as a REMIC.

               The right of the [Master] Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final
Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans]
[Contracts].  If such right is exercised by the [Master]
Servicer, the [Master] Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed
Advances theretofore made by it with respect to the [Mortgage Loans] [Contracts]. In addition, the [Master]
Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the [Master] Servicer or the Company, as applicable, the [Mortgage] [Contract] Files pertaining to the [Mortgage
Loans] [Contracts] being purchased.

               (b) The [Master] Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust
Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the [Master] Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the [Master] Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise).
Notice of any termination, specifying the anticipated
Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the [Master]
Servicer or the Company, as applicable, (if it is exercising its right to purchase the assets of the Trust
Fund) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

               (i)     the anticipated Final Distribution Date
        upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated;

               (ii) the amount of any such final payment, if known; and

               (iii)           that the Record Date otherwise
        applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the [Master] Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate
Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the [Master] Servicer or the Company, the [Master]
Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution
Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

               (c) Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the [Master] Servicer's or the Company's election to repurchase, or (ii) if the [Master] Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a) and
(B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection
(a) of this Section) over the total amount distributed under the immediately preceding clause (A).

               (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution
Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining
Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the [Master] Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee
(in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the [Master] Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their
Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the [Master]
Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the [Master]
Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the [Master] Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Section 9.02.          Additional Termination Requirements.

               (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the [Master] Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

               (i) The [Master] Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1.
        The [Master] Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and the regulations thereunder;

               (ii) The [Master] Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

               (iii)           If the [Master] Servicer is
        exercising its right to purchase the assets of the Trust Fund, the [Master] Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the [Master]
        Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

               (b)     Each Holder of a Certificate and the
Trustee hereby irrevocably approves and appoints the [Master] Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund in accordance with the terms and conditions of this Agreement.




                                      ARTICLE X

                                  REMIC PROVISIONS

Section 10.01.         REMIC Administration.

               (a)     The [Master] Servicer shall make an
election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A (other than the Class A-5 Certificates), Class M and Class B
Certificates and the Uncertificated REMIC Regular
Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The
[Master] Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates (excluding the Class A-5 Certificates) and the Uncertificated REMIC Regular Interests.

               (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of
Section 860G(a)(9) of the Code.

               (c) [Residential Funding Corporation] [shall hold a Class R Certificate representing a 0.01%
Percentage Interest of all Class R Certificates and] shall be designated as the tax matters person with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary
Treasury regulations section 301.6231(a)(7)-1T.
[Residential Funding Corporation], as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and
(ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and [Residential
Funding Corporation] shall be entitled to reimbursement therefor out of amounts attributable to the [Mortgage
Loans] [Contracts] on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of [Residential Funding Corporation's] willful misfeasance, bad faith or gross negligence. If [Residential Funding] is no longer the [Master] Servicer hereunder [Residential Funding] shall be paid reasonable compensation by any successor [Master] Servicer hereto for so acting as "tax matters person".

               (d)     The [Master] Servicer shall prepare or
cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax
Returns in a timely manner. The expenses of preparing such returns shall be borne by the [Master] Servicer without any right of reimbursement therefor. The
[Master] Servicer agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

               (e) The [Master] Servicer shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

               (f) The [Master] Servicer shall take such actions and shall cause the REMIC to take such actions as are reasonably within the [Master] Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the [Master] Servicer, to the extent reasonably requested by the [Master] Servicer to do so).
The [Master] Servicer shall not knowingly or intentionally take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the [Master] Servicer receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the [Master] Servicer determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the [Master] Servicer or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC, endanger such status or, unless the [Master] Servicer determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the [Master] Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the [Master] Servicer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the [Master] Servicer has advised it in writing that an Adverse REMIC Event could occur. The [Master] Servicer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the [Master] Servicer. At all times as may be required by the Code, the [Master] Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

               (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in
Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section
860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the [Master] Servicer, if such tax arises out of or results from a breach by the [Master] Servicer of any of its obligations under this Agreement or the [Master] Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this, or otherwise (iii) against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate
Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

               (h) The Trustee and the [Master] Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

               (i) Following the Startup Day, neither the [Master] Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless the [Master] Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (j)     Neither the [Master] Servicer nor the
Trustee shall enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

               (k)     The Maturity Date of each Class of
Certificates representing a regular interest in the REMIC
(other than the Uncertificated REMIC Regular Interests) is [__________ __, 20__] which is the Distribution Date immediately following the latest scheduled maturity of any [Mortgage Loan] [Contract]. The Maturity Date of each Uncertificated REMIC Regular Interest is the
Distribution Date immediately following the maturity date for the related [Mortgage Loan] [Contract].

               (l)   Within 30 days after the Closing Date,
the [Master] Servicer shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and
Issuers of Collateralized Debt Obligations" for the
REMIC.

               (m)     Neither the Trustee nor the [Master]
Servicer shall sell, dispose of or substitute for any of the [Mortgage Loans] [Contracts] (except in connection with (i) the default, imminent default or foreclosure of a [Mortgage Loan] [Contract], including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of [Mortgage Loans] [Contracts] pursuant to
Article II or III of this Agreement) or acquire any assets for the REMIC or sell or dispose of any investments in the Custodial Account or the Certificate
Account for gain, or accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) unless the [Master] Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.




                                     ARTICLE XI

                              MISCELLANEOUS PROVISIONS

Section 11.01.         Amendment.

               (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the [Master] Servicer and the Trustee, without the consent of any of the Certificateholders:

               (i)     to cure any ambiguity,

               (ii)    to correct or supplement any provisions
        herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

               (iii)           to modify, eliminate or add to any
        of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust
        Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

               (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that
        (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

               (v)     to modify, eliminate or add to the
        provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class
        R Certificates by virtue of their being the REMIC
        "residual interests," provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing
        Date, as evidenced by a letter from each Rating
        Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

               (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

               (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class;
provided, however, that no such amendment shall:

               (i)     reduce in any manner the amount of, or
        delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

               (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause
        (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

               (iii)           reduce the aforesaid percentage of
        Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

               (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the [Master] Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

               (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust
Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of proposed Treasury
Regulations Section 1.860G-1(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the [Master] Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A
Certificateholders, the Class R Certificateholders, the
Class M Certificateholders, the [Master] Servicer or the
Trustee, as applicable; provided that the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors
Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M
(in which case Residential Funding's Subordinate
Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate;
it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02.         Recordation of Agreement; Counterparts.

               (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [Master] Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               (b)     For the purpose of facilitating the
recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03.         Limitation on Rights of
                       Certificateholders.

               (a)     The death or incapacity of any
Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust
Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

               (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other
Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.         Governing Law.

               THIS AGREEMENT AND THE CERTIFICATES SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

Section 11.05.         Notices.

               All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis,
Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the [Master] Servicer and the Trustee in writing by the Company, (b) in the case of the [Master] Servicer, [_______________________] Attention: [________] or such other address as may be hereafter furnished to the Company and the Trustee by the [Master] Servicer in writing, (c) in the case of the Trustee, [_______________________], Attention:
[__________________], or such other address as may hereafter be furnished to the Company and the [Master] Servicer in writing by the Trustee, (d) in the case of [name of rating agency], [_____________________], or such other address as may hereafter be furnished to the Company, the Trustee and the [Master] Servicer in writing by [name of rating agency] and (e) in the case of [name of rating agency], [____________________] or such other address as may be hereafter furnished to the Company, Trustee, and [Master] Servicer by [name of rating agency]. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.         Notices to Rating Agency.

               The Company, the [Master] Servicer or the
Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a),
(b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

               (a)     a material change or amendment to this
        Agreement,

               (b)     the occurrence of an Event of Default,

               (c)     the termination or appointment of a
        successor [Master] Servicer or Trustee or a change in the majority ownership of the Trustee,

               (d)     the filing of any claim under the
        [Master] Servicer's blanket fidelity bond and the errors and omissions insurance policy required by
        Section 3.12 or the cancellation or modification of coverage under any such instrument,

               (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

               (f)     the statements required to be delivered
        pursuant to Sections 3.18 and 3.19,

               (g)     a change in the location of the Custodial
        Account or the Certificate Account,

               (h)     the occurrence of any monthly cash flow
        shortfall to the Holders of any Class of Certificates resulting from the failure by the [Master] Servicer to make an Advance pursuant to
        Section 4.04,

               (i)     the occurrence of the Final Distribution
        Date, and

               (j) the repurchase of or substitution for any [Mortgage Loan] [Contract],

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or
(h) above, the [Master] Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the [Master] Servicer.

Section 11.07.         Severability of Provisions.

               If any one or more of the covenants,
agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08.         Supplemental Provisions for
                       Resecuritization.

               This Agreement may be supplemented by means of the addition of a separate Article hereto (a
"Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered
Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new
REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the [Master] Servicer and the Trustee;
provided, that neither the [Master] Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent, but only to the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement subject to the requirements of Section 11.01.

               Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes.




               IN WITNESS WHEREOF, the Company, the [Master]
Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                 RESIDENTIAL ASSET SECURITIES
                                 CORPORATION

[Seal]


                                 By:
                                     Name:
                                     Title:

Attest:
       Name:
       Title:


                                 [NAME OF [MASTER] SERVICER]

[Seal]


                                     Name:
                                     Title:


Attest:
       Name:
       Title:

                                     [NAME OF TRUSTEE]
                                     as Trustee

[Seal]

                                     Name:
                                     Title:

Attest:
       Name:
       Title:

STATE OF                             )
                                 ) ss.:
COUNTY OF                        )


               On the ______ day of _____, 199_ before me, a notary public in and for said State personally appeared
______________, known to me to be a _____________ of
Residential Asset Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                     Notary Public

[Notarial Seal]


STATE OF                             )
                                 ) ss.:
COUNTY OF                        )

               On the ____ day of ____, 199_ before me, a notary public in and for said State, personally appeared
_______________, known to me to be a ____________ of
[Name of [Master] Servicer], one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              Notary Public

[Notarial Seal]









STATE OF                         )
                               ) ss.:
COUNTY OF                      )


               On the _____ day of _____, 199_ before me, a notary public in and for said State, personally appeared
________________, known to me to be a ______________ of
[Name of Trustee], a __________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said ___________________ and acknowledged to me that such national banking association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                     Notary Public

[Notarial Seal]




                                      EXHIBIT A

                             FORM OF CLASS A CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,
THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986 (THE "CODE").

               [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD
OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS
WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND
UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
AGREEMENT.]

               [NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO
THE [MASTER] SERVICER, THE COMPANY AND THE TRUSTEE THAT
THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY SUCH PLAN IS PERMISSIBLE UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-
EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL
NOT SUBJECT THE [MASTER] SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN
IN THE AGREEMENT (AS DEFINED BELOW), PROVIDED, THAT NO
SUCH OPINION SHALL BE REQUIRED UNDER THE CIRCUMSTANCES
SET FORTH IN SECTION 5.02 OF THE AGREEMENT.]

               [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS
[_____ __, 199_]. ASSUMING THAT THE [MORTGAGE LOANS] [CONTRACTS] PREPAY AT [___]% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT),
[AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN
ISSUED WITH NO MORE THAN $[       ] OF OID PER [$1,000]
[$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE]
[NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [   ]% AND
THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL
PERIOD IS NO MORE THAN $[     ] PER [$1,000] [$100,000]
OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE [MORTGAGE LOANS]
[CONTRACTS] WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]





Certificate No.                      [____%] [Variable] Pass-Through
                                     Rate

Class A-   Senior                    [___% [Initial] Pass-Through
                                     Rate based on a Notional Amount]

                                     [Percentage Interest: ___%]
Date of Pooling and Servicing
Agreement and Cut-off Date:
[_____ __, 199_]

First Distribution Date:
[_______ __, 199_]
                                     [Aggregate [Initial Certificate
                                     Principal Balance] [Notional
                                     Amount] of the Class A-__
                                     Certificates:

                                     $              ]

[Master] Servicer:                   [Initial [Certificate Principal
Name of [Master] Servicer            Balance] [Notional Amount]
                                     of this Certificate:
                                     $               ]


                                     CUSIP:  [_______]

Assumed Final Distribution Date:
[__________ __, 20__]




                     [MORTGAGE] [MANUFACTURED HOUSING CONTRACT]
                              PASS-THROUGH CERTIFICATE
                                  SERIES [199_-___]

       evidencing a percentage interest in the
       distributions allocable to the Class A-
       Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET SECURITIES
       CORPORATION.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Securities
Corporation, the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying
[Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Securities Corporation, the [Master]
Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the [Master]
Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that                      is the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all
Class A-___ Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the "Mortgage Loans")[manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Securities Corporation (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust
Fund was created pursuant to a Pooling and Servicing
Agreement dated as specified above (the "Agreement") among the Company, the [Master] Servicer and [________________], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a
distribution will be made on the 25th day of each month
or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"),
commencing as described in the Agreement, to the Person
in whose name this Certificate is registered at the close
of business on the last day (or if such last day is not
a Business Day, the Business Day immediately preceding
such last day) of the month immediately preceding the
month of such distribution (the "Record Date"), from the
Available Distribution Amount in an amount equal to the
product of the Percentage Interest evidenced by this
Certificate and the amount [(of interest and principal,
if any)] required to be distributed to Holders of Class
A-   Certificates on such Distribution Date.  [The
Notional Amount of the Class A-5 Certificates as of any date of determination is equal to the aggregate
Certificate Principal Balance of all Classes of
Certificates.] [Class A-5] Certificates have no
Certificate Principal Balance.]  [On each Distribution
Date preceding the Accretion Termination Date, Accrued
Certificate Interest on each Class A-3 Certificate for such date will be added to the Certificate Principal
Balance thereof.]

               Distributions on this Certificate will be made either by the [Master] Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the [Master]
Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]
[This Certificate is one of the ___ Certificates.]

               [No transfer of this Class A-__ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) unless the Company directs the Trustee otherwise, the Trustee shall require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement; provided that no such opinion will be required if such transfer is made pursuant to Rule 144A under the Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the [Master] Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws or, in the case of a transfer pursuant to Rule 144A, if such transfer is not made in accordance with the Agreement
(except as otherwise provided in the Agreement). In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not and is not using "plan assets" of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), or Section
4975 of the Code, or (ii) if such transferee is or is using "plan assets" of such a plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the [Master] Servicer with respect to the permissibility of such transfer under applicable law and stating, among other things, that the transferee's acquisition of a Class A-__ Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract]
Pass-Through Certificates of the Series specified hereon
(herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the Agreement, from related recoveries on such [Mortgage Loan] [Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the [Master]
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last [Mortgage Loan]
[Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the Company from the Trust Fund of all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date
Principal Balance of the [Mortgage Loans] [Contracts].

               Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                     [NAME OF TRUSTEE],
                                       as Trustee



                                     By:
                                             Authorized Signatory

Certificate of
Authentication

This is one of the Class A-
Certificates referred to
in the within-mentioned
Agreement.

[NAME OF CERTIFICATE REGISTRAR]
  as Certificate Registrar



By:
       Authorized Signatory



                                     ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing Contract] Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class to the above named assignee and deliver such Certificate to the following address:



Dated:
               Signature by or on behalf of assignor




               Signature Guaranteed

                              DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                      account number              , or,
if mailed by check, to
                              . Applicable statements
should be mailed to
                                               .

               This information is provided by
    , the assignee named above, or
            , as its agent.







                                      EXHIBIT B

                             FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES, CLASS R CERTIFICATES AS
DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE
PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO
THE [MASTER] SERVICER, THE COMPANY AND THE TRUSTEE THAT
THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH
"PLAN ASSETS" OF ANY SUCH PLAN IS PERMISSIBLE UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-
EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL
NOT SUBJECT THE [MASTER] SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN
IN THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL
ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE.  THE
ISSUE DATE OF THIS CERTIFICATE IS [_____ __, 199_].
ASSUMING THAT THE [MORTGAGE LOANS] [CONTRACTS] PREPAY AT
[___]% OF THE STANDARD PREPAYMENT ASSUMPTION (AS
DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE
HAS BEEN ISSUED WITH NO MORE THAN $[___________] OF OID
PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE
YIELD TO MATURITY IS [___]% AND THE AMOUNT OF OID
ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE
THAN $[_________] PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD.
NO REPRESENTATION IS MADE THAT THE [MORTGAGE LOANS]
[CONTRACTS] WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]







                                     Certificate No.


Class M
Subordinate                          [____]% Pass-Through Rate

                                     [____]% Initial Pass-Through
                                     Rate

Date of Pooling and Servicing        Aggregate Certificate
Agreement and Cut-off Date:          Principal Balance of the Class M
[_______ __, 199_]                   Certificates:  $[              ]

First Distribution Date:             Initial Certificate Principal
[_______ __, 199_]                   Balance of this Certificate:
                                     $[            ]
[Master] Servicer:
Name of [Master] Servicer            CUSIP:  [________]

Assumed Final Distribution Date:
[__________ __, 20__]

                     [MORTGAGE] [MANUFACTURED HOUSING CONTRACT]
                              PASS-THROUGH CERTIFICATE,
                                  SERIES [199_-___]

       evidencing a percentage interest in any
       distributions allocable to the Class M Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET SECURITIES CORPORATION.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Securities
Corporation, the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying
[Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Securities Corporation, the [Master]
Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. [None of the Company, the [Master]
Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

               This certifies that                      is the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M
Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the "Mortgage Loans") [manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Securities Corporation (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the [Master] Servicer and [_______________], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M
Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the [Master] Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the [Master]
Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract]
Pass-Through Certificates of the Series specified hereon
(herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the Agreement, from related recoveries on such [Mortgage Loan] [Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the [Master]
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last [Mortgage Loan]
[Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the Company from the Trust Fund of all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date
Principal Balance of the [Mortgage Loans] [Contracts].

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
                                     [NAME OF TRUSTEE],
                                       as Trustee

                                     By:
                                        Authorized Signatory

Certificate of
Authentication

This is one of the Class M
Certificates referred to
in the within-mentioned
Agreement.

[NAME OF CERTIFICATE REGISTRAR],
  as Certificate Registrar


By:
       Authorized Signatory




                                     ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing
Contract] Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
               Signature by or on behalf of assignor




               Signature Guaranteed

                              DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                               account
number              , or, if mailed by check, to

         Applicable statements should be mailed to

                     .

               This information is provided by              ,
the assignee named above, or                      ,
as its agent.








                                      EXHIBIT C

                             FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES, CLASS R AND CLASS M
CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED
HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR
TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT
AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH
ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER
APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE
WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE
PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO
THE [MASTER] SERVICER, THE COMPANY AND THE TRUSTEE THAT
THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH
"PLAN ASSETS" OR ANY SUCH PLAN IS PERMISSIBLE UNDER
APPLICABLE LAW AND WILL NOT SUBJECT THE [MASTER]
SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION IN
ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986.  THE FOLLOWING INFORMATION IS
PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S.
FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES
TO THIS CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE
IS [______ __, 199_].  ASSUMING THAT THE [MORTGAGE LOANS]
[CONTRACTS] PREPAY AT [___]% OF THE STANDARD PREPAYMENT
ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT),
THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[___]
OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL
BALANCE, THE YIELD TO MATURITY IS [____]% AND THE AMOUNT
OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO
MORE THAN $[___] PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD.
NO REPRESENTATION IS MADE THAT THE [MORTGAGE LOANS]
[CONTRACTS] WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.



                                        Certificate No.
Class B
Subordinate                             [____]% Average Pass-Through Rate

                                        [____]% Initial Pass-Through Rate

Date of Pooling and Servicing           Aggregate Certificate
Agreement and Cut-off Date:             Principal Balance of the Class B
[______ __, 199_]                       Certificates as of the Cut-off Date:
                                        $[__________]


First Distribution Date:                Initial Certificate Principal
[______  __, 199_]                      Balance of this Certificate:
                                        $[__________]
[Master] Servicer:
[Name of [Master] Servicer]

Assumed Final Distribution Date:
[__________ __, 20__]

                    [MORTGAGE] [[MANUFACTURED HOUSING CONTRACT]
                              PASS-THROUGH CERTIFICATE,
                                  SERIES [199_-___]

       evidencing a percentage interest in any
       distributions allocable to the Class B Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET SECURITIES CORPORATION.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Securities
Corporation, the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying
[Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
[Master] Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. [None of the Company, the [Master] Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

               This certifies that                      is the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B
Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the "Mortgage Loans") [manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Securities Corporation (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the [Master] Servicer and [_____________], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record
Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution
Date.

               Distributions on this Certificate will be made either by the [Master] Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the [Master]
Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) unless the Company directs the Trustee otherwise, the Trustee shall require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the [Master] Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not and is not using "plan assets" of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or (ii) if such transferee is or is using "plan assets" of such a plan subject to ERISA, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the [Master] Servicer with respect to the permissibility of such transfer under applicable law and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract]
Pass-Through Certificates of the Series specified hereon
(herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the Agreement, from related recoveries on such [Mortgage Loan] [Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the [Master]
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last [Mortgage Loan]
[Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the Company from the Trust Fund of all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates other than the Class
R Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated
Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage
Loans] [Contracts].

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
                                     [NAME OF TRUSTEE],
                                       as Trustee


                                     By:
                                            Authorized Signatory

Certificate of
Authentication

This is one of the Class B-__
Certificates referred to
in the within-mentioned
Agreement.

[NAME OF CERTIFICATE REGISTRAR]
  as Certificate Registrar


By:
       Authorized Signatory




                                     ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing
Contract] Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
               Signature by or on behalf of assignor




               Signature Guaranteed

                              DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
account number              , or, if mailed by check, to
                                       Applicable
statements should be mailed to
                            .

               This information is provided by
     , the assignee named above, or
             , as its agent.




                                      EXHIBIT D

                             FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A
NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION
(AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE
PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO
THE [MASTER] SERVICER, THE COMPANY AND THE TRUSTEE THAT
THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH
"PLAN ASSETS" OF ANY SUCH PLAN IS PERMISSIBLE UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-
EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL
NOT SUBJECT THE [MASTER] SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN
IN THE AGREEMENT (AS DEFINED BELOW).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE
PROVIDES A TRANSFER AFFIDAVIT TO THE [MASTER] SERVICER
AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION
THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL
ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF
THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A
COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH
IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED
IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING
HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR
(D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO
PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES
CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL
CONDITION OF THE PROPOSED TRANSFEREE.  NOTWITHSTANDING
THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY
TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE
TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A
DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE
DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND
SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO,
THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH
HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE
PROVISIONS OF THIS PARAGRAPH.







Class R Senior                       Certificate No.

Date of Pooling and Servicing        [___]% Pass-Through Rate
Agreement and Cut-off Date:
[______ __, 199_]                    [___]% Initial Pass-Through Rate

                                     Aggregate Initial Certificate
                                     Principal Balance of the Class
                                     [R] Certificates:
                                     $[______]

                                     Initial Certificate Principal
                                     Balance of this Certificate:
                                     $[_____________]

First Distribution Date:             Percentage Interest: [_______]%
[______ __, 199_]

[Master] Servicer:
[Name of [Master] Servicer]          CUSIP:  [_________]

Assumed Final Distribution Date:
[_________ __, 20__]

                     [MORTGAGE] [MANUFACTURED HOUSING CONTRACT]
                              PASS-THROUGH CERTIFICATE,
                                  SERIES [199_-___]

       evidencing a percentage interest in any
       distributions allocable to the Class [R]
       Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET
       SECURITIES CORPORATION.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Securities
Corporation, the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying
[Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Securities Corporation, the [Master]
Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the [Master]
Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that                       is
the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all
Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the "Mortgage Loans")
[manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Securities Corporation
(hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the
"Agreement") among the Company, the [Master] Servicer and [____________________], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R
Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.
Notwithstanding the reduction of the Certificate
Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract]
Pass-Through Certificates of the Series specified hereon
(herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the Agreement, from related recoveries on such [Mortgage Loan] [Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the [Master]
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last [Mortgage Loan]
[Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the Company from the Trust Fund of all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans]
[Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates other than the Class
R Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated
Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage
Loans] [Contracts].

               Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                     [NAME OF TRUSTEE],
                                       as Trustee

                                     By:
                                            Authorized Signatory

Certificate of
Authentication

This is one of the Class R
Certificates referred to
in the within-mentioned
Agreement.

[NAME OF REGISTRAR],
   as Certificate Registrar


By:
       Authorized Signatory




                                     ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing
Contract] Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
               Signature by or on behalf of assignor




               Signature Guaranteed

                              DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

               This information is provided by
              , the assignee named above, or
                      , as its agent.




                                      EXHIBIT E

                                 CUSTODIAL AGREEMENT

               THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of [______ __, 199_], by and among [NAME OF TRUSTEE], as Trustee (including its successors under the Pooling
Agreement defined below, the "Trustee"), RESIDENTIAL
ASSET SECURITIES CORPORATION (together with any successor in interest, the "Company"), [NAME OF [MASTER] SERVICER], as [master] servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "[Master] Servicer"), and [NAME OF
CUSTODIAN] (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H   T H A T :

               WHEREAS, the Company, the [Master] Servicer, and the Trustee have entered into a Pooling and Servicing
Agreement dated as of [______ __, 199_], relating to the issuance of Residential Asset Securities Corporation,
[Mortgage] [Manufactured Housing Contract] Pass-Through
Certificates, Series [19__-___] (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

               WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the [Master] Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

               NOW, THEREFORE, in consideration of the
premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the [Master] Servicer and the Custodian hereby agree as follows:


                                      ARTICLE I

                                     Definitions

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.






                                     ARTICLE II

                            Custody of Mortgage Documents

               Section 2.1.  Custodian to Act as Agent;
Acceptance of [Mortgage] [Contract] Files.  The
Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the [Mortgage]
[Contract] Files relating to the [Mortgage Loans]
[Contracts] identified on the schedule attached hereto
(the "[Mortgage] [Contract] Files") and declares that it holds and will hold the [Mortgage] [Contract] Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

               Section 2.2. Recordation of Assignments. If any [Mortgage] [Contract] File includes one or more assignments to the Trustee of [Mortgage Notes and related Mortgages] [Contracts and related Title Documents] that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3.  Review of [Mortgage] [Contract] Files.

               (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial
Certification in the form annexed hereto as Exhibit One evidencing receipt of a [Mortgage] [Contract] File for each [Mortgage Loan] [Contract] listed on the Schedule attached hereto (the "[Mortgage Loan] [Contract]
Schedule").

               (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each [Mortgage] [Contract] File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section
2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, except for any exceptions listed on Schedule A attached to such Interim
Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a [Mortgage] [Contract] File to be defective in any material respect, the Custodian shall promptly so notify the Company, the [Master] Servicer and the Trustee. Upon receipt of written notification from the [Master]
Servicer, signed by a Servicing Officer, that the [Master] Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related [Mortgage Loan] [Contract] in an amount equal to the Purchase Price for such [Mortgage Loan] [Contract], the Custodian shall release to the [Master] Servicer the related [Mortgage] [Contract] File.

               (c) Upon receipt of all documents required to be in the [Mortgage] [Contract] Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the [Mortgage] [Contract] Files.

               Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the [Mortgage Loans] [Contracts] then contained in the [Mortgage] [Contract] Files.

               Section 2.4.  Notification of Breaches of
Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the [Master] Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's
Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a [Mortgage Loan]
[Contract] relating to a [Mortgage] [Contract] File, the Custodian shall give prompt written notice to the Company, the [Master] Servicer and the Trustee.

               Section 2.5. Custodian to Cooperate; Release of [Mortgage] [Contract] Files. Upon the repurchase or substitution of any [Mortgage Loan] [Contract] pursuant to Article II of the Pooling Agreement or payment in full of any [Mortgage Loan] [Contract], or the receipt by the [Master] Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the [Master] Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the [Mortgage] [Contract] File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the [Master] Servicer the related [Mortgage] [Contract] File. The [Master] Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the [Mortgage] [Contract] File with respect to any Qualified Substitute [Mortgage Loan] [Contract].

               From time to time as is appropriate for the servicing or foreclosures of any [Mortgage Loan]
[Contract], including, for this purpose, collection under any Primary Insurance Policy or any [Mortgage] [Contract]
Pool Insurance Policy, the [Master] Servicer shall deliver to the Custodian a certificate of a Servicing
Officer requesting that possession of all, or any document constituting part, of the [Mortgage] [Contract]
File be released to the [Master] Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the [Mortgage Loan] [Contract] under any of the Required Insurance Policies. With such certificate, the [Master] Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the [Master] Servicer, and upon receipt of the foregoing, the Custodian shall deliver the [Mortgage] [Contract]
File or such document to the [Master] Servicer.  The
[Master] Servicer shall cause each [Mortgage] [Contract]
File or any document therein so released to be returned to the Custodian when the need therefor by the [Master]
Servicer no longer exists, unless (i) the [Mortgage Loan]
[Contract] has been liquidated and the Liquidation
Proceeds relating to the [Mortgage Loan] [Contract] have been deposited in the Custodial Account or (ii) the [Mortgage] [Contract] File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the [Master] Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such [Mortgage] [Contract] File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a [Mortgage Loan] [Contract], the Custodian shall deliver the Trust Receipt with respect thereto to the [Master]
Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling
Agreement.

               Section 2.6.  Assumption Agreements.  In the
event that any assumption agreement or substitution of liability agreement is entered into with respect to any [Mortgage Loan] [Contract] subject to this Agreement in accordance with the terms and provisions of the Pooling
Agreement, the [Master] Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related [Mortgage] [Contract]
File and, for all purposes, shall be considered a part of such [Mortgage] [Contract] File to the same extent as all other documents and instruments constituting parts thereof.


                                     ARTICLE III

                              Concerning the Custodian

               Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each [Mortgage Note, Mortgage] [Contract] and other documents constituting each [Mortgage] [Contract] File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any [Mortgage Note or Mortgage] [Contract] for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no [Mortgage Note, Mortgage] [Contract] or other document constituting a part of a [Mortgage] [Contract] File shall be delivered by the Custodian to the Company or the [Master] Servicer or otherwise released from the possession of the Custodian.

               Section 3.2.  Indemnification.  The Company
hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

               Section 3.3.  Custodian May Own Certificates.
The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

               Section  3.4.  [Master] Servicer to Pay
Custodian's Fees and Expenses. The [Master] Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the [Master] Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

               Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the [Mortgage Loans] [Contracts]. Upon receiving such notice of resignation, the Trustee shall either take custody of the [Mortgage] [Contract] Files itself and give prompt notice thereof to the Company, the [Master] Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor
Custodian. If the Trustee shall not have taken custody of the [Mortgage] [Contract] Files and no successor
Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the [Master]
Servicer or the Company.

               Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor
Custodian. The Trustee shall give prompt notice to the Company and the [Master] Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the [Master] Servicer.

               Section 3.6.  Merger or Consolidation of
Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 3.7.  Representations of the Custodian.
The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any [Mortgage] [Contract] File.


                                     ARTICLE IV

                              Miscellaneous Provisions

               Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

               Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the [Master] Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

               Section 4.3.  Governing Law.  This Agreement
shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

               Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [Master] Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the [Master] Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.






               IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:               [NAME OF TRUSTEE]

[Address of Trustee]


                       By:
                       Name:
                       Title:


Address:               RESIDENTIAL ASSET SECURITIES CORPORATION
[Address of Company]

                       By:
                       Name:
                       Title:


Address:               [NAME OF [MASTER] SERVICER],
                       as [Master] Servicer
[Address of Master Servicer]


        By:________________________________
        Name:
        Title:


Address:       [NAME OF CUSTODIAN],
               as Custodian
[Address of Custodian


        By:___________________________________
        Name:
        Title:




STATE OF _________             )
                               ) ss.:
COUNTY OF ________             )

               On the _____ day of ____, 199_, before me, a notary public in and for said State, personally appeared
         , known to me to be a
                    of [Name of Trustee] a
______________________________ that executed the within
instrument, and also known to me to be the person who executed it on behalf of said ___________________________
and acknowledged to me that such
___________________________ executed the within
instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                               Notary Public


[SEAL]




STATE OF                   )
                           ) ss.:
COUNTY OF                  )

               On the ____ day of ____, 199_, before me, a notary public in and for said State, personally appeared
_________________, known to me to be a
____________________ of [Name of Custodian], a
____________________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such _________________________
executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




               Notary Public


[SEAL]




STATE OF               )
                       ) ss.:
COUNTY OF                       )


               On the ____ day of ___________, 199_ before me,
a notary public in and for said State, personally appeared ______________, known to me to be a ____________________ of Residential Asset Securities
Corporation, a ___________________ one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                         Notary Public

[Notarial Seal]




STATE OF NEW YORK                     )
                                      ) ss:
COUNTY OF NEW YORK             )

               On the ____ day of _________, 199_ before me,
a notary public in and for said State, personally appeared _________________, known to me to be a ______________ of [Name of [Master] Servicer, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                      Notary Public

[Notarial Seal]




                                     EXHIBIT ONE

                                  FORM OF CUSTODIAN
                                INITIAL CERTIFICATION


                               [________________ ____, 199__]



[Name of Trustee]
[Address of Trustee]

Attention:  Corporate Trust Administration

               Re:     Custodial Agreement dated as of [______
                       __, 199_], by and among
                       [Name of Trustee], Residential Asset
                       Securities Corporation,
                       [Name of [Master] Servicer and [Name of
                       Custodian], [Mortgage]
                       [Manufactured Housing Contract]
                       Pass-Through Certificates,
                       Series [199_-_]

Ladies and Gentlemen:

               In accordance with Section 2.3 of the
above-captioned Custodial Agreement, and subject to
Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a [Mortgage] [Contract] File (which contains an original
[Mortgage Note] [Contact]) to the extent required in
Section 2.01(b) of the Pooling Agreement with respect to each [Mortgage Loan] [Contract] listed in the [Mortgage
Loan] [Contract] Schedule.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                               [NAME OF CUSTODIAN]



                               by:
                               Name:
                               Title:




                                     EXHIBIT TWO

                       FORM OF CUSTODIAN INTERIM CERTIFICATION



                                      [________________ ____, 199__]



[Name of Trustee]
[Address of Trustee]

Attention:  Corporate Trust Administration

        Re: Custodial Agreement dated as of [______ __, 199_], by and among
               [Name of Trustee], Residential Asset Securities Corporation, [Name of [Master] Servicer and [Name of Custodian], [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates, Series [199_-_]


Ladies and Gentlemen:

               In accordance with Section 2.3 of the
above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a [Mortgage] [Contract] File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each [Mortgage Loan] [Contract] listed in the [Mortgage Loan] [Contract] Schedule, and it has reviewed the [Mortgage] [Contract] File and the [Mortgage Loan]
[Contract] Schedule and has determined that: all required documents have been executed and received and that such documents related to the [Mortgage Loans]
[Contracts] identified on the [Mortgage Loan] [Contract]
Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                               [Name of Custodian]



                               By:
                               Name:
                               Title:





                                    EXHIBIT THREE

                        FORM OF CUSTODIAN FINAL CERTIFICATION



                                      [________________ ____, 199__]



[Name of Trustee]
[Address of Trustee]

Attention:  Corporate Trust Administration

               Re: Custodial Agreement dated as of [______ __, 199_], by and among [Name of Trustee], Residential Asset Securities Corporation, [Name of [Master] Servicer and [Name of Custodian], [Mortgage] [Manufactured Housing Contract]
                       Pass-Through Certificates,
                       Series [199_-_]


Ladies and Gentlemen:

               In accordance with Section 2.3 of the
above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a [Mortgage] [Contract] File with respect to each [Mortgage
Loan] [Contract] listed in the [Mortgage Loan] [Contract]
Schedule it has received:

               (i) The original [Mortgage Note] [Contract], endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original
        [Mortgage Note] [Contract] was lost, misplaced or destroyed, together with a copy of the related
        [Mortgage Note] [Contract];

               (ii) The original [Mortgage] [Title Documents] with evidence of recording indicated thereon or a copy of the [Mortgage] [Title Documents] certified by the public recording office in which such mortgage has been recorded;

               (iii) An original Assignment of the [Mortgage] [Contract] to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

               (iv)    The original recorded assignment or
        assignments of the [Mortgage] [Contract] showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the [Mortgage]
        [Contract] certified by the public recording office in which such assignment or assignments have been recorded;

               (v)     The original of each modification,
        assumption agreement or preferred loan agreement, if any, relating to such [Mortgage Loan] [Contract] or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded; and

               (vi) The certificate of [mortgage] insurance, if any, or a true and correct copy thereof.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                       [NAME OF CUSTODIAN]


                       By:
                       Name:
                       Title:




                                      EXHIBIT F

                         [MORTGAGE LOAN] [CONTRACT] SCHEDULE






                                      EXHIBIT G

                          FORM OF SELLER/SERVICER CONTRACT


        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and,
together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell [Loans] [Contracts] to, and/or service [Loans] [Contracts] for, Residential Funding, and Residential Funding desires to purchase [Loans] [Contracts] from the Seller/Servicer and/or have the Seller/Servicer service various of its [Loans] [Contracts], pursuant to the terms of this Contract and the Residential Funding AlterNet Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      Incorporation of Guides by Reference.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties;
provided, however, that the Seller/Servicer shall be entitled to sell [Loans] [Contracts] to and/or service
[Loans] [Contracts] for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing; provided, further that if the Seller/Servicer does not service [Loans] [Contracts] for Residential Funding, the provisions of the Program
Guide shall be inapplicable, and if the Seller/Servicer does not sell [Loans] [Contracts] to Residential Funding, the provisions of the Program Guide shall be inapplicable, in each case until such time as the Seller/Servicer does service [Loans] [Contracts] for or, as appropriate, does sell [Loans] [Contracts] to Residential Funding. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      Amendments.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract.
However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time.
Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      Representations and Warranties.

        a.     Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

               (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides.

               (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

               (3)     There is no action, proceeding or
                       investigation pending or threatened, nor any basis therefor known to either party, that questions the validity or prospective validity of this Contract.

               (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and no such obligation adversely affects its capacity to fulfill any of its promises or duties under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

        b. Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      Remedies of Residential Funding.

        If an Event of Seller Default, or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      Seller/Servicer's Status as Independent Contractor.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The
Seller/Servicer shall, at all times, act as an independent contractor.

6.      Prior Agreements Superseded.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      Assignment.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding.
Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan. Unless Residential Funding specifies otherwise, any such sale, assignment, conveyance, hypothecation, pledge or transfer shall be effective upon written notice by Residential Funding to the Seller/Servicer.

8.      Notices.

        All notices, requests, demands or other
communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by certified mail, return receipt requested, postage prepaid, to the addresses below. However, another name or address or both may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or by Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notice must be sent to the appropriate address specified in the Guides.

If to the Seller/Servicer, notice must be sent to:


Attention:



9.      Jurisdiction and Venue.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     Miscellaneous.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All section headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.




        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                        SELLER/SERVICER

[Corporate Seal]
(If none, so state.)

                               (Name of Seller/Servicer)

                               By:
                               (Signature)


                               By:
   (Typed Name)                (Typed Name)


Title:                         Title:



ATTEST:                        Residential Funding Corporation

                               By:
                                      (Signature)


                               By:
   (Typed Name)                       (Typed Name)


Title:                         Title:








                                      EXHIBIT H
                            FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of [Mortgage Loans] [Contracts] held by you for the referenced pool, we request the release of the [Mortgage]
[Contract] File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)                            [Mortgage
Loan] [Contract] Prepaid in Full
[Mortgage Loan] [Contract] Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing
Agreement."


Residential Funding Corporation
Authorized Signature
*******************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing
Agreement.

Enclosed Documents:           [] [Promissory Note]
                       [] Primary Insurance Policy
                       [] [Mortgage or Deed of Trust] [Contract]
                       [] Assignment(s) of [Mortgage or
                          Deed of Trust] [Contract]
                       [] Title Insurance Policy
                       [] Other:


Name                                  Date

Title



                                     EXHIBIT I-1

                      FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF               )
                       : ss.:
COUNTY OF      )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

               1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the [Mortgage] [Manufactured Housing Contract] Pass-Through
Certificates, Series [199_-_], Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit and agreement.

               2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

               3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R
Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

               4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

               5. That the Owner is aware that the Trustee will not register the transfer of any Class R
Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

               6.  That the Owner has reviewed the
restrictions set forth on the face of the Class R
Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R
Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

               7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R
Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

               8.  The Owner's Taxpayer Identification Number
is           .

               9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

               10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

               11. That the Owner has no present knowledge or expectation that it will be unable to pay any United
States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

               12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class
R Certificates remain outstanding.

               13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United
States or any political subdivision thereof, or an estate or trust whose income from sources without the United
States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United
States.




               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached,
attested by its [Assistant] Secretary, this      day of
             , 19__.

                               [NAME OF OWNER]


                               By:
                               [Name of Officer]
                               [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this     day of
                , 19__.




                               NOTARY PUBLIC

                               COUNTY OF
                               STATE OF
                               My Commission expires the       day
                               of            , 19  .





                                     EXHIBIT I-2

                           FORM OF TRANSFEROR CERTIFICATE



                                 [__________________, 19__]


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[Name and Address of
  Trustee]


Attention:  Corporate Trust Administration

               Re:     [Mortgage] [Manufactured Housing
                       Contract] Pass-Through Certificates,
                       Series [199_-_], Class R



Ladies and Gentlemen:

               This letter is delivered to you in connection
with the transfer by                                (the
"Seller") to ______________________________________ (the
"Purchaser") of $_____________ Initial Certificate
Principal Balance of [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates, Series [19_-_],
Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [______ __, 199_] among Residential Asset Securities Corporation, as seller (the "Company"), [name of [Master] Servicer], as master servicer, and [Name of Trustee], as trustee (the
"Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

               2. The Seller understands that the Purchaser has delivered to the Trustee and the [Master] Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The
Seller does not know or believe that any representation contained therein is false.

               3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury
Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

               4.      The Seller has no actual knowledge that
the proposed Transferee is not both a United States
Person and a Permitted Transferee.

                                 Very truly yours,



                                     (Seller)


                                 By:
                                 Name:
                                 Title:





                                      EXHIBIT J

                       FORM OF INVESTOR REPRESENTATION LETTER



                                 [__________________, 19__]



Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[Name and Address of
  Trustee]


Attention:  Corporate Trust Administration

               Re:     [Mortgage] [Manufactured Housing
                       Contract] Pass-Through Certificates,
                       Series [199_-_], Class R



Ladies and Gentlemen:

                                      (the "Purchaser")
intends to purchase from                    (the
"Seller") $           Initial Certificate Principal
Balance of [Mortgage] [Manufactured Housing Contract]
Pass-Through Certificates, Series [199_-_], Class    (the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of [______ __, 199_] among Residential Asset Securities Corporation, as seller (the
"Company"), [name of [Master] Servicer], as [master] servicer, and [Name of Trustee], as trustee (the
"Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                       1.        The Purchaser understands that (a)
               the Certificates have not been and will not be registered or qualified under the Securities
               Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing
               Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                       2.        The Purchaser is acquiring the
               Certificates for its own account for
               investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                       3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                       4.        The Purchaser has been furnished
               with, and has had an opportunity to review (a)
               [a copy of the Private Placement Memorandum,
               dated     , 19  , relating to the Certificates
               (b)] a copy of the Pooling and Servicing
               Agreement and [b] [c] such other information concerning the Certificates, the [Mortgage
               [Loans] [Contracts]] [Contracts] and the
               Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale
               (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                       5.  The Purchaser has not and will not nor
               has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner,
               (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of
               Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing
               Agreement.

                       6.  The Purchaser is not an employee
               benefit plan or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, a named fiduciary or a trustee of any such plan or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan, and understands that registration of transfer of any Certificate to any such plan, or to any Person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such plan or Person delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the [Master] Servicer, to the effect that the purchase and holding of a Certificate by, on behalf of or with "plan assets" of any such plan is permissible under applicable law, would not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Company, the [Master] Servicer or the Trustee to any obligation or liability (including liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.

                       7.  The Purchaser is not a non-United
               States person.

                               Very truly yours,



                               By:
                               Name:
                               Title:







                                      EXHIBIT K

                      FORM OF TRANSFEROR REPRESENTATION LETTER



                                      __________________, 19__



Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[Name and Address of
  Trustee]


Attention:  Corporate Trust Administration

               Re:     [Mortgage] [Manufactured Housing
                       Contract] Pass-Through Certificates,
                       Series [199_-_], Class R



Ladies and Gentlemen:

               In connection with the sale by
(the "Seller") to                    (the "Purchaser") of
$            Initial Certificate Principal Balance of
[Mortgage] [Manufactured Housing Contract] Pass-Through
Certificates, Series [199_-_], Class __ (the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of [______ __, 199_] among Residential Asset Securities Corporation, as seller (the
"Company"), [name of [Master] Servicer], as [master] servicer, and [name of Trustee], as trustee (the
"Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section
5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto.
The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The
Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                       Very truly yours,


                               (Seller)


                       By:
                       Name:
                       Title:




                                      EXHIBIT L

                    [FORM OF RULE 144A INVESTMENT REPRESENTATION]


Description of Rule 144A Securities, including numbers:
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________


               The undersigned  seller, as registered holder
(the "Seller"), intends to transfer the Rule 144A
Securities described above to the undersigned buyer (the
"Buyer").

               1.  In connection with such transfer and in
accordance with the agreements pursuant to which the Rule
144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A
Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A
Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of
1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the [Master]
Servicer (as defined in the Pooling and Servicing
Agreement (the "Agreement"), dated as of [______ __,
199_] among [name of [Master] Servicer] as [Master]
Servicer, Residential Asset Securities Corporation as depositor pursuant to Section 5.02 of the Agreement and [name of Trustee] as trustee, as follows:

                       a.  The Buyer understands that the Rule
        144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                       b.  The Buyer considers itself a
        substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                       c.  The Buyer has been furnished with all
        information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                       d.  Neither the Buyer nor anyone acting
        on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A
        Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A
        Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule
        144A Securities.

                       e.  The Buyer is a "qualified
        institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, [Master]
Servicer and the Company that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue
Code of 1986 ("Code")) which (in either case) is subject to ERISA or Section 4975 of the Code (both, a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan (delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the [Master] Servicer, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan would not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and would not subject the Company, the [Master] Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.]

               4.  This document may be executed in one or
more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                  Print Name of Buyer

By:                                   By:
Name:                                 Name:
Title:                                Title:

Taxpayer Identification:              Taxpayer Identification:

No.                                   No.

Date:                                 Date:








ANNEX 1 TO EXHIBIT L


QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]


           The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

           1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

           2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis
$______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

   ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

   ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.






   ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

   ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange
           Act of 1934.

   ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

   ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

   ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

   ___     Investment Adviser.   The Buyer is an investment
           adviser registered under the Investment Advisers
           Act of 1940.

   ___     SBIC.  The Buyer is a Small Business Investment
           Company licensed by the U.S. Small Business
           Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

   ___ Business Development Company. The Buyer is a business development company as defined in
           Section 202(a)(22) of the Investment Advisers Act of 1940.

   ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income
           Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

           3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

           4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph.
Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

           5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___       ___        Will the Buyer be purchasing the Rule 144A
  Yes       No         Securities only for the Buyer's own
account?

           6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

           7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                       Print Name of Buyer

                       By:
                           Name:
                           Title:

                       Date:




ANNEX 2 TO EXHIBIT L


QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]


               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice
President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because
Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

        ____   The Buyer owned $___________________ in
               securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with
               Rule 144A).

        ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                       Print Name of Buyer



                  Name:
                  Title:

                       IF AN ADVISER:


                       Print Name of Buyer









                                      EXHIBIT M

                     [Text of Amendment to Pooling and Servicing
                    Agreement Pursuant to Section 11.01(e) for a
                                  Limited Guaranty]

                                     ARTICLE XII

Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01.  Subordinate Certificate Loss
Coverage; Limited Guaranty.  (a) Subject to subsection
(c) below, prior to the later of the third Business Day prior to each Distribution Date or the related
Determination Date, the [Master] Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess
Bankruptcy Losses or Extraordinary Losses) and, if so, the [Master] Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related [Mortgage Loan]
[Contract],  and shall distribute the same to the Class
B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the [Master] Servicer shall determine whether any Realized
Losses (other than Excess Special Hazard Losses, Excess
Bankruptcy Losses, Excess Fraud Losses and Extraordinary
Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the [Master] Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B
Certificateholders in the same manner as if such amount were to be distributed pursuant to Sections 4.02(a);
provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution
Date had such Realized Loss or Losses not occurred plus
(ii) the amount of the reduction in the Certificate
Principal Balances of the Class B Certificates on such
Distribution Date due to such Realized Loss or Losses.
Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05. Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses and
Extraordinary Losses allocated to the Class B
Certificates will not be covered by the Subordinate
Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the [Master] Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
                 minus the sum of (i) all previous
payments made under subsections (a) and (b) hereof and
(ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and
(Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d)     The Trustee will promptly notify General
Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty
(the "Limited Guaranty"), executed by General Motors
Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General
Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second
Business Day prior to the Distribution Date for such month, with a copy to the [Master] Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution
Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss
Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund;
provided that (i) the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section
860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate
Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate
Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate
Loss Obligation (if not supported by the Limited
Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General
Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance
Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B
Certificates at the request of the Company that such substitution shall not lower the rating on the Class B
Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate
Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the [Master] Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the [Master] Servicer and the Trustee shall reasonably request. Neither the Company, the [Master] Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02.  Amendments Relating to the
Limited Guaranty.  Notwithstanding Sections 11.01 or
12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the [Master]
Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the [Master]
Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B
Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an
Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 12.01(e) and, provided further that the Company obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate
Certificate Loss Obligation), an Opinion of Counsel
(which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section
860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the [Master] Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.




                                      EXHIBIT N

                             [Form of Limited Guaranty]

                                  LIMITED GUARANTY

                      RESIDENTIAL ASSET SECURITIES CORPORATION

               [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates
                                   Series [199_-_]


                               [__________________, 199_]

[Name and address of Trustee]

Attention:  Corporate Trust

Ladies and Gentlemen:

               WHEREAS, [Residential Funding Corporation], a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section
11.01 of the Pooling and Servicing Agreement dated as of [______ __, 199_] (the "Servicing Agreement"), among Residential Asset Securities Corporation (the "Company"), [Residential Funding] and [name of Trustee] (the
"Trustee") as amended by Amendment No. 1 thereto, dated
as of         , with respect to the Mortgage Pass-Through
Certificates, Series [199_-_] (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the [Mortgage [Loans]
[Contracts]] [Contracts] as described in the Servicing
Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential
Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

               1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential
Funding to perform its Subordinate Certificate Loss
Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
11.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting
Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust
Fund pursuant to the Servicing Agreement.

               2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

               3.      Modification, Amendment and Termination.
This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 11.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

               4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

               5.      Governing Law.  THIS LIMITED GUARANTY
SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               6.      Authorization and Reliance.  GMAC
understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

               7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

               8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this
Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                               GENERAL MOTORS ACCEPTANCE
                               CORPORATION


                               By:
                               Name:
                               Title:


Acknowledged by:

[NAME OF TRUSTEE],
  as Trustee


By:
Name:
Title:


RESIDENTIAL ASSET SECURITIES
 CORPORATION


By:
Name:
Title:



                                      EXHIBIT O

FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF [MORTGAGE
LOAN] [CONTRACT]


                               [__________________, 19__]


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[Name and Address of Trustee]


Attention:  Corporate Trust Administration

               Re:     [Mortgage] [Manufactured
                       Housing Contract] Pass-
                       Through Certificates,
                       Series [199_- _]
                       Assignment of [Mortgage
                       Loan] [Contract].

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender") of
_______________ (the "[Mortgage Loan] [Contract]") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [______ __, 199_] among Residential Asset
Securities Corporation, as seller (the "Company"), [name of [Master] Servicer], as [master] servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the [Master] Servicer and the Trustee that:

          (i) the [Mortgage Loan] [Contract] is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

         (ii) the substance of the assignment is, and is intended to be, a refinancing of such [Mortgage Loan]
[Contract] and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the [Mortgage Loan] [Contract] following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such [Mortgage Loan] [Contract] prior to such proposed assignment; and

         (iv) such assignment is at the request of the borrower under the related [Mortgage Loan] [Contract].

                       Very truly yours,


                               (Lender)

                       By:
                       Name:
                       Title: